                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 27, 2005

                                      AMONG

        MPT OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP,

                                  AS BORROWER,

                                       AND

                             MERRILL LYNCH CAPITAL,
          A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,

                    AS ADMINISTRATIVE AGENT, AS A LENDER AND
                    AS SOLE BOOKRUNNER AND SOLE LEAD ARRANGER

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                        [MERRILL LYNCH LOGO]

                                TABLE OF CONTENTS

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                                                                                                               PAGE

ARTICLE 1 DEFINITIONS........................................................................................    1
         Section 1.1           Certain Defined Terms.........................................................    1
         Section 1.2           Accounting Terms and Determinations...........................................   22
         Section 1.3           Other Definitional Provisions.................................................   23
         Section 1.4           Funding and Settlement Currency...............................................   23
ARTICLE 2 LOANS AND LETTERS OF CREDIT........................................................................   23
         Section 2.1           Reserved......................................................................   23
         Section 2.2           Revolving Loans...............................................................   23
         Section 2.3           Interest, Interest Calculations and Certain Fees..............................   25
         Section 2.4           Notes.........................................................................   26
         Section 2.5           Letters of Credit and Letter of Credit Fees...................................   27
         Section 2.6           General Provisions Regarding Payment; Loan Account............................   29
         Section 2.7           Maximum Interest..............................................................   29
         Section 2.8           Taxes.........................................................................   30
         Section 2.9           Capital Adequacy..............................................................   31
         Section 2.10          Mitigation Obligations........................................................   31
         Section 2.11          Reserved......................................................................   31
         Section 2.12          Reserve Amounts...............................................................   32
         Section 2.13          Reserved......................................................................   32
         Section 2.14          Changes in Commitment.........................................................   32
ARTICLE 3 REPRESENTATIONS AND WARRANTIES.....................................................................   33
         Section 3.1           Existence and Power...........................................................   33
         Section 3.2           Organization and Governmental Authorization; No Contravention.................   34
         Section 3.3           Binding Effect................................................................   34
         Section 3.4           Capitalization................................................................   34
         Section 3.5           Financial Information.........................................................   34
         Section 3.6           Litigation....................................................................   35
         Section 3.7           Ownership of Property.........................................................   35
         Section 3.8           No Default....................................................................   35
         Section 3.9           Labor Matters.................................................................   35
         Section 3.10          Regulated Entities............................................................   35
         Section 3.11          Use of Proceeds; Margin Regulations...........................................   36
         Section 3.12          Compliance With Laws; Anti-Terrorism Laws.....................................   36
         Section 3.13          Taxes.........................................................................   36
         Section 3.14          Compliance with ERISA.........................................................   36
         Section 3.15          Consummation of Operative Documents; Brokers..................................   37
         Section 3.16          Related Transactions..........................................................   37
         Section 3.17          Material Contracts............................................................   37
         Section 3.18          Compliance with Environmental Requirements; No Hazardous Materials............   38
         Section 3.19          Intellectual Property.........................................................   39
         Section 3.20          Real Property Interests.......................................................   39
         Section 3.21          Solvency......................................................................   39
         Section 3.22          Full Disclosure...............................................................   39
         Section 3.23          Interest Rate.................................................................   40
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                                TABLE OF CONTENTS
                                   (continued)

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
         Section 3.24          Representations and Warranties Incorporated from Operative Documents..........   40
ARTICLE 4 AFFIRMATIVE COVENANTS..............................................................................   40
         Section 4.1           Financial Statements and Other Reports........................................   40
         Section 4.2           Payment and Performance of Obligations........................................   42
         Section 4.3           Maintenance of Existence; Single Purpose Entity Requirements..................   42
         Section 4.4           Maintenance of Property; Payment of Taxes; Insurance..........................   42
         Section 4.5           Compliance with Laws..........................................................   44
         Section 4.6           Inspection of Property, Books and Records.....................................   44
         Section 4.7           Use of Proceeds...............................................................   45
         Section 4.8           Lenders' Meetings.............................................................   45
         Section 4.9           ERISA.........................................................................   45
         Section 4.10          Hazardous Materials; Remediation..............................................   46
         Section 4.11          New Guarantors................................................................   46
         Section 4.12          Further Assurances............................................................   47
         Section 4.13          Litigation....................................................................   47
         Section 4.14          Updates of Representations....................................................   47
         Section 4.15          Power of Attorney.............................................................   47
         Section 4.16          Estoppel Certificates.........................................................   48
         Section 4.17          Borrowing Base Collateral Administration......................................   48
ARTICLE 5 NEGATIVE COVENANTS.................................................................................   49
         Section 5.1           Debt..........................................................................   49
         Section 5.2           Liens.........................................................................   49
         Section 5.3           Contingent Obligations........................................................   49
         Section 5.4           Restricted Distributions......................................................   50
         Section 5.5           Restrictive Agreements........................................................   50
         Section 5.6           Reserved......................................................................   51
         Section 5.7           Consolidations, Mergers and Sales of Assets...................................   51
         Section 5.8           Purchase of Assets, Investments...............................................   51
         Section 5.9           Transactions with Affiliates..................................................   51
         Section 5.10          Modification of Organizational Documents......................................   51
         Section 5.11          Modification of Certain Agreements............................................   52
         Section 5.12          Fiscal Year...................................................................   52
         Section 5.13          Conduct of Business...........................................................   52
         Section 5.14          Transfers.....................................................................   52
         Section 5.15          Lease Payments................................................................   53
         Section 5.16          Reserved......................................................................   53
         Section 5.17          Reserved......................................................................   53
         Section 5.18          Compliance with Anti-Terrorism Laws...........................................   53
ARTICLE 6 FINANCIAL COVENANTS................................................................................   53
         Section 6.1           Fixed Charge Coverage Ratio...................................................   53
         Section 6.2           Maximum Leverage..............................................................   53
         Section 6.3           Maintenance of Net Worth......................................................   54
         Section 6.4           Evidence of Compliance........................................................   54
ARTICLE 7 CONDITIONS.........................................................................................   54
         Section 7.1           Conditions to Closing.........................................................   54

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         Section 7.2           Conditions to Each Revolving Loan, Support Agreement and Lender Letter of
                               Credit........................................................................   54
         Section 7.3           Searches......................................................................   55
         Section 7.4           Eligible Property Additions, Deletions and Substitutions......................   56
ARTICLE 8 RESERVED...........................................................................................   57
ARTICLE 9 REAL PROPERTY MATTERS..............................................................................   57
         Section 9.1           Leases........................................................................   57
         Section 9.2           Property Use and Operation....................................................   57
         Section 9.3           Casualty Proceeds.............................................................   58
         Section 9.4           Obligation to Rebuild and Use of Casualty Proceeds Therefor...................   59
         Section 9.5           Tax Reduction Proceedings.....................................................   60
         Section 9.6           Commingling; FIRPTA...........................................................   60
         Section 9.7           Representations and Warranties................................................   60
ARTICLE 10 reserved..........................................................................................   61
ARTICLE 11 EVENTS OF DEFAULT.................................................................................   61
         Section 11.1          Events of Default.............................................................   61
         Section 11.2          Acceleration and Suspension or Termination of Revolving Loan Commitment.......   64
         Section 11.3          Cash Collateral...............................................................   64
         Section 11.4          Default Rate of Interest......................................................   64
         Section 11.5          Setoff Rights.................................................................   64
         Section 11.6          Application of Proceeds.......................................................   65
         Section 11.7          Waivers.......................................................................   65
         Section 11.8          Injunctive Relief.............................................................   67
         Section 11.9          Marshalling...................................................................   67
ARTICLE 12 EXPENSES AND INDEMNITY............................................................................   67
         Section 12.1          Expenses......................................................................   67
         Section 12.2          Indemnity.....................................................................   68
ARTICLE 13 ADMINISTRATIVE AGENT..............................................................................   68
         Section 13.1          Appointment and Authorization.................................................   68
         Section 13.2          Administrative Agent and Affiliates...........................................   69
         Section 13.3          Action by Administrative Agent................................................   69
         Section 13.4          Consultation with Experts.....................................................   69
         Section 13.5          Liability of Administrative Agent.............................................   69
         Section 13.6          Indemnification...............................................................   70
         Section 13.7          Right to Request and Act on Instructions......................................   70
         Section 13.8          Credit Decision...............................................................   70
         Section 13.9          Collateral Matters............................................................   70
         Section 13.10         Agency for Perfection.........................................................   71
         Section 13.11         Notice of Default.............................................................   71
         Section 13.12         Successor Administrative Agent................................................   71
         Section 13.13         Disbursements of Revolving Loans; Payment and Sharing of Payment..............   72
         Section 13.14         Right to Perform, Preserve and Protect........................................   75

                                       iii

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                                TABLE OF CONTENTS
                                   (continued)

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
         Section 13.15         Additional Titled Agents......................................................   76
         Section 13.16         Amendments and Waivers........................................................   76
         Section 13.17         Assignments and Participations................................................   77
         Section 13.18         Definitions...................................................................   79
ARTICLE 14 MISCELLANEOUS.....................................................................................   80
         Section 14.1          Survival......................................................................   80
         Section 14.2          No Waivers....................................................................   80
         Section 14.3          Notices.......................................................................   80
         Section 14.4          Severability..................................................................   81
         Section 14.5          Amendments and Waivers........................................................   81
         Section 14.6          Assignments; Participations...................................................   81
         Section 14.7          Headings......................................................................   82
         Section 14.8          Confidentiality...............................................................   82
         Section 14.9          Waiver of Consequential and Other Damages.....................................   82
         Section 14.10         Governing Law; Submission to Jurisdiction.....................................   83
         Section 14.11         Waiver of Jury Trial..........................................................   83
         Section 14.12         Publication; Advertisement....................................................   83
         Section 14.13         Counterparts; Integration.....................................................   84
         Section 14.14         No Strict Construction........................................................   84
         Section 14.15         Lender Approvals..............................................................   84
         Section 14.16         Waivers.......................................................................   84
         Section 14.17         Release of Administrative Agent and Lenders...................................   85
         Section 14.18         Knowledge.....................................................................   85

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT is dated as of October 27, 2005 by and among MPT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as Borrower, the financial institutions or other entities from time to time parties hereto, each as a Lender, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender, as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

                                    RECITALS

            R-1 Merrill Lynch and the Restricted Subsidiaries that are Credit Parties on the date hereof are parties to the Existing Agreement, under which there is outstanding $40,054,167 principal amount of loans.

            R-2 Borrower and Parent REIT made as of December 31, 2004 to and for the benefit of Merrill Lynch a Payment Guaranty with respect to, among other things, the obligations of such Restricted Subsidiaries under the Existing Agreement and the promissory notes delivered in connection therewith.

            R-3 Borrower has requested that Lenders make available to Borrower, revolving and/or letter of credit financing facilities as described herein, the initial proceeds of which shall be applied to pay in full amounts due under the Existing Agreement, and the balance of which shall be used for working capital purposes of Borrower and the other Credit Parties.

            R-4 Lenders are willing to extend such credit to Borrower under the terms and conditions herein set forth.

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Administrative Agent agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.1 CERTAIN DEFINED TERMS.

            The following terms have the following meanings:

            "ACCREDITING ORGANIZATION" means JCAHO, AOA or any other organization that has issued an accreditation with respect to a Property.

            "ADMINISTRATIVE AGENT" means Merrill Lynch, in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 13, and the successors of Merrill Lynch in such capacity.

            "AFFILIATE" means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person's (other than, with respect to any Lender, any Lender's) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT FEE LETTER" means that certain fee letter dated as of the date hereof among Borrower and Administrative Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "AGREEMENT" means this Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

            "ANTI-TERRORISM LAWS" means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

            "AOA" means the American Osteopathic Association operating under its Healthcare Facilities Accreditation Program.

            "APPRAISAL" means a complete, self-contained appraisal of a Property performed in accordance with FIRREA and Administrative Agent's appraisal requirements by an independent appraiser licensed in the state in which such Property is located and selected and retained by Administrative Agent, which, in Administrative Agent's sole discretion, may be (i) a copy of any FIRREA appraisal prepared for another financial institution within the six (6) months prior to the date an appraisal is requested or required to be delivered pursuant to this Agreement or (ii) an update of such appraisal or a new appraisal.

            "ASSET DISPOSITION" means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset, or any termination of any leasehold estate of a Credit Party or reduction in the term of any leasehold estate of a Credit Party, but excluding dispositions of Cash Equivalents.

            "ASSIGNMENT AGREEMENT" means an agreement pursuant to which any Lender shall assign any or all of its interests as a Lender hereunder pursuant to Section 13.17, as substantially in the form of Exhibit A hereto.

            "ASSIGNMENT OF LEASES" means an assignment of leases, rents and profits to Administrative Agent with respect to the applicable Restricted Subsidiary's interests in an Eligible Property (which assignment may be contained within the related Mortgage Instrument); provided that each such Assignment of Leases shall, subject to the terms and conditions of the applicable underlying Lease, directly assign to Administrative Agent the following: (a) all existing and future leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of such Eligible Property (including, without limitation, any applicable Property Lease), whether written or oral or for a definite period or month-to-month, together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any tenant's obligations under any Lease now or hereafter in effect with respect to such Eligible Property; and
(b) all rents (including, without limitation, base rents, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents and payments which are characterized under the terms of the applicable Lease as payments of interest and/or principal with respect to such Eligible Property), security deposits, tenant escrows, income, receipts, revenues, reserves, issues and profits of such Eligible Property from time to time accruing, including, without limitation, (i) all rights to receive payments arising under, derived from or relating to any Lease, (ii) all lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal, call option, put option or option to purchase, and
(iii) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded. In furtherance (and not limitation) of the foregoing, each Assignment of Leases shall assign to Administrative Agent any and all of such Restricted Subsidiary's rights to collect or receive any payments with respect to such Eligible Property. Finally, each Assignment of Leases shall, in any case, be in form and substance satisfactory to Administrative Agent in its discretion and suitable for recording in the applicable jurisdiction; and "ASSIGNMENTS OF LEASES" means a collective reference to each such Assignment of Leases.

            "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

            "BASE RATE" means, for each day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time) as adjusted on a daily basis and effective on the second full Business Day preceding such day (unless such day is not a Business Day, in which event the next preceding Business Day will be used). If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Administrative Agent) no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market or if any Law makes it unlawful for any Lender to make, fund or maintain Revolving Loans based on LIBOR, Administrative Agent may select a comparable replacement index or replacement page, as the case may be.

            "BASE RATE MARGIN" means, at any time of determination, the per annum rate set forth in the table below opposite the Facility Leverage at such time:

Facility Leverage                                       Applicable Base Rate Margin
----------------------------------------------          ---------------------------
Less than 35%                                                     2.35%
Greater than or equal to 35% but less than 45%                    2.45%
Greater than or equal to 45% but less than 55%                    2.60%
Greater than or equal to 55%                                      2.75%

            "BLOCKED PERSON" means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224, or (e) a Person that is named a "specially designated national" or "blocked person" on the most current list published by OFAC or other similar list.

            "BORROWER" means, MPT Operating Partnership, L.P., a Delaware limited partnership.

            "BORROWER'S ACCOUNT" means the account specified on the signature pages hereof below Borrower's name into which Revolving Loans shall, absent other instructions, be made, or such other account as Borrower may specify by written notice to Administrative Agent.

            "BORROWING BASE" means, at any date of determination, an amount equal to 65% of the Borrowing Base Value on such date.

            "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Borrower, appropriately completed and substantially in the form of Exhibit C hereto, and providing such other information with respect to the Eligible Properties as Administrative Agent may reasonable require.

            "BORROWING BASE DETERMINATION DATE" means the last day of the calendar quarter most recently ended.

            "BORROWING BASE REQUIREMENTS" means collectively that (a) the Borrowing Base shall not exceed, from the Closing Date until the first anniversary of the Closing Date, sixty percent (60%) and, at any time thereafter, seventy percent (70%), of the aggregate value of the Eligible Properties as of the date of determination as determined by the most recent Appraisals of such Eligible Properties delivered to Administrative Agent; (b) no more than forty percent (40%) of the Borrowing Base Value may be comprised of Eligible Properties which are general acute care hospitals and/or specialty hospitals (as such term is defined in the Medicare Modernization Act) and (c) no more than twenty percent (20%) of the Borrowing Base Value may be comprised of Eligible Properties located in one metropolitan statistical area (as such areas are from time to time determined and defined by the U.S. Bureau of the Census); provided, however, that up to thirty percent (30%) of the Borrowing Base Value may be comprised of Eligible Properties located in Houston, Texas.

            "BORROWING BASE VALUE" means, at any date of determination, the lesser of (a) (i) six (6) multiplied by (ii) the aggregate of the Eligible Property NOI for the twelve calendar months immediately preceding such date for each Eligible Property and (b)(i) seven and three-quarters (7.75) multiplied by
(ii) the Eligible Property Rental Payments received by the Restricted Subsidiaries during the Eligibility Period for each Eligible Property.

            "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close.

            "CAPITAL LEASE" of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

            "CASH EQUIVALENTS" means any Investment in (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof with a maturity date of no more than one (1) year from the date of acquisition, (b) commercial paper with a duration of not more than nine (9) months rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc., which is issued by a Person (other than any Credit Party or an Affiliate of any Credit Party) organized under the laws of any State of the United States or of the District of Columbia, (c) time deposits, certificates of deposit and banker's acceptances with a duration of not more than six (6) months issued by any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof, or is licensed to conduct a banking business in the United States, and has capital, surplus and undivided profits of at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, or (e) any money market or mutual fund which invests only in the foregoing types of investments, has portfolio assets in excess of $5,000,000,000 and is rated AAA by Standard & Poor's Ratings Service and Aaa by Moody's Investors Services, Inc.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

            "CLOSED PERIOD" has the meaning set forth in Section 2.2(d).

            "CLOSING CHECKLIST" means the closing checklist in the form of Exhibit F hereto.

            "CLOSING DATE" means the date of this Agreement.

            "CMS" means the federal Centers for Medicare and Medicaid Services (formerly the federal Health Care Financing Administration), and any successor Governmental Authority.

            "CODE" means the Internal Revenue Code of 1986.

            "COLLATERAL" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to the Security Documents.

            "COMMITMENT ANNEX" means Annex A to this Agreement.

            "COMMITMENT EXPIRY DATE" means October 26, 2009; provided, that, upon the written request of Borrower, the Commitment Expiry Date shall be extended to October 25, 2010, provided, that (i) Borrower has paid to each Lender an amount equal to .35% of such Lenders Revolving Loan Commitment Amount at the time of extension, (ii) no Default shall have occurred and be continuing and (iii) there shall not have occurred a material adverse change, as determined by Administrative Agent, with respect to the Credit Parties or the Properties.

            "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Borrower, appropriately completed and substantially in the form of Exhibit B hereto.

            "CON" means any certificate of need or similar license which determines that there is a need for a healthcare facility at a particular location or within a certain geographic region.

            "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of a Credit Party (or any other Person, as the context may require hereunder) in its consolidated financial statements if such statements were prepared as of such date.

            "CONTINGENT OBLIGATION" means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any debt, lease, dividend or other obligation of another Person (a "THIRD PARTY OBLIGATION") if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any swap contract or other derivative obligation; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or
(e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

            "CONTROL" means with respect to any person or entity, including the correlative meanings of the terms "controlled by," "controlling" and "under common control with", shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

            "CONTROLLED GROUP" means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

            "CREDIT EXPOSURE" means any period of time during which the Revolving Loan Commitment is outstanding or any Revolving Loan, Reimbursement Obligation or other Obligation remains unpaid or any Letter of Credit or Support Agreement remains outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

            "CREDIT PARTY" means Borrower and any Guarantor, whether now existing or hereafter acquired or formed; and "CREDIT PARTIES" means all such Persons, collectively.

            "DEBT" of a Person means at any date, without duplication, (a) all Indebtedness for Borrowed Money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (d) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (e) "earnouts", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (f) all Debt of others Guaranteed by such Person; (g) off-balance sheet liabilities and/or pension plan liabilities; (h) obligations arising under non-compete agreements; and (i) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business. Without duplication of any of the foregoing, Debt of any Credit Party shall include any and all Revolving Loans and Letter of Credit Liabilities.

            "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "DEFINED PERIOD" means a period ending on the last day of each calendar month and comprised of the three (3) most recent calendar months then ended (taken as one accounting period) unless some other period is specified in this Agreement; provided, that the first Defined Period following the Closing Date shall consist of the first full calendar month following the Closing Date (on an annualized basis) and the second Defined Period following the Closing Date shall consist of the first and second full calendar months following the Closing Date (on an annualized basis).

            "EBITDAR" means, for any period of determination, Net Income (or loss) of a Property Lessee earned in connection with the provision of services at the related Eligible Property and determined in accordance with GAAP, plus
(i) any provision for (or less any benefit from) income and franchise taxes included in the determination of Net Income for such period, (ii) interest expense, net of interest income, deducted in the determination of Net Income for such period, (iii) amortization and depreciation deducted in the determination of Net Income for such period, (iv) losses (or less gains) from asset dispositions included in the determination of Net Income for such period (excluding sales, expenses or losses related to current assets), (v) other non-cash losses (or less non-cash gains) included in the determination of Net Income for such period and for which no cash outlay (or cash receipt) is foreseeable, (vi) extraordinary losses (or less extraordinary gains) included in the determination of Net Income during such period, net of related tax effects,
(vii) Eligible Property Rental Payments included in the determination of Net Income for such period, and (viii) management fees under the management agreement for applicable Property delivered to and approved by Administrative Agent at the Closing.

            "ELIGIBLE PROPERTY" means, as of any Borrowing Base Determination Date, each of the Vibra Properties and any other Property owned by a Restricted Subsidiary which, in each case, satisfies each of the conditions described in Exhibit G hereto.

            "ELIGIBLE PROPERTY DELIVERABLES" means each of the deliverables described on Exhibit E hereto.

            "ELIGIBLE PROPERTY NOI" means, for any period of determination, EBITDAR minus (A) capitalized expenditures, (B) Normalized Management Fees and
(C) such adjustments Administrative Agent may in its sole discretion deem necessary, including, without limitation, based upon a Property Lessee's actual recent collection history from Medicare and Medicaid.

            "ELIGIBLE PROPERTY RENTAL PAYMENTS" means, with respect to a Property Lease, base rent payments paid by the applicable Property Lessee during the applicable calculation period, plus, in the case of the Vibra Properties only, percentage rent payments paid by the applicable Property Lessee during the applicable calculation period; provided, however, that (a) such payments shall be adjusted as Administrative Agent deems necessary to adjust for free rent or any other rental concessions given during the term of the applicable lease, such that all rental payments used in the determination of Eligible Property Rental Payments reflect normalized rents, (b) rents calculated by reference to pass-through expenses (including, but not limited to, real estate taxes and insurance) and any other rents that are, in Administrative Agent's determination, reimbursements for expenses incurred or to be incurred by the applicable landlord, shall not be included in Eligible Property Rental Payments, whether or not such rents are denominated as base rents, and (c) rents calculated by reference to performance of the applicable property or the financial performance of the applicable Property Lessee and included as Eligible Property Rental Payments shall be subject to such adjustments as Administrative Agent shall deem necessary to reflect future expected performance of the applicable property, including, but not limited to, adjustments to reflect census trends and anticipated changes in reimbursement rates from Medicare and Medicaid.

            "ELIGIBILITY PERIOD" means the twelve (12) month period preceding the date of determination, provided, that for any Property Lease whose initial term commenced within the twelve (12) months preceding the date of determination, the Eligibility Period shall consist of the first twelve (12) months of the applicable Property Lease, and the rents for any such months that have not already passed shall be based upon pro forma rental projections acceptable to Administrative Agent.

            "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

            "ERISA PLAN" means any "employee benefit plan", as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Credit Party maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

            "EVENT OF DEFAULT" has the meaning set forth in Section 11.1.

            "EXISTING AGREEMENT" means that certain Revolving Loan Agreement, dated as of December 31, 2004, by and among 4499 Acushnet Avenue, LLC, 8451 Pearl Street, LLC, 92 Brick Road, LLC, 1300 Campbell Lane, LLC, and Kentfield THCI Holding Company LLC, each a Delaware limited liability company, and San Joaquin Health Care Associates Limited Partnership, a Delaware limited partnership, and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., a Delaware corporation.

            "FACILITY LEVERAGE" means, on any date of determination, a fraction, expressed as a percentage, the numerator of which is the Revolving Loan Outstanding on such date and the denominator of which is the Borrowing Base on such date.

            "FINANCING DOCUMENTS" means this Agreement, any Notes, the Security Documents, the Support Agreements, the Agent's Fee Letter, any other fee letter among Merrill Lynch and Borrower relating to the transactions contemplated hereby, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations, each Financing Documents Guarantee and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

            "FINANCING DOCUMENTS GUARANTEE" means any agreement that may exist from time to time pursuant to which any Person other than Borrower shall Guarantee the Obligations of Borrower under this Agreement and/or the other Financing Documents.

            "FIRREA" means The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

            "FISCAL YEAR" means a fiscal year of each Credit Party, ending on December 31 of each calendar year.

            "FIXED CHARGE COVERAGE RATIO" has the meaning provided in the Compliance Certificate.

            "FOREIGN LENDER" has the meaning set forth in Section 2.8(c).

            "FUNDS FROM OPERATIONS" means, for any period of twelve consecutive months, determined for the Parent REIT and its Consolidated Subsidiaries, the result of net income (or loss), plus (i) depreciation and amortization expense;
(ii) losses from extraordinary or non-recurring items; (iii) losses on sales of real estate or other assets; (iv) impairment charges or other loss reserves; (v) provisions for income taxes for such period; and (vi) stock compensation expenses minus: (i) gains on sales of real estate or other assets; and (ii) income tax benefits for such period.

            "FUTURE PROPERTY" means any Property of a Material Subsidiary that Borrower desires to include in the calculation of the Borrowing Base after the Closing Date.

            "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term "GUARANTEE" used as a verb has a corresponding meaning.

            "GUARANTOR" means any Person that has executed or delivered, or shall in the future execute or deliver, any Financing Documents Guarantee of any portion of the Obligations.

            "HAZARDOUS MATERIALS" means (a) any "hazardous substance" as defined in CERCLA, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by-products and other hydrocarbons, (f) mold, and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

            "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

            "HEALTHCARE COMPLIANT" means that no determination or consequences with respect to any of the following has occurred which could reasonably be expected to have a Material Adverse Effect with respect to a Property or its related Licensed Operator:

                  (i) any federal, state, local governmental or private payor civil or criminal investigations, inquiries, validation review or audits or statement of deficiencies involving and/or related to compliance by such Licensed Operator with Healthcare Laws (including, without limitation, an inquiry or investigation of any Person having "ownership, financial or control interest" (as that phrase is defined in 42 C.F.R. Section 420.201 et seq.) in such Licensed Operator);

                   (ii) an owner, officer, manager, employee or Person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R.
Section 420.201) in such Licensed Operator: (A) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. Section 1320a-7a; (B) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. Section 1320a-7b); (C) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of those offenses described in 42 U.S.C. Section 1320a-7b or 18 U.S.C. Sections 669, 1035, 1347, 1518; or (D) has
been convicted in any action taken pursuant to the False Claims Act under 31 U.S.C. Sections 3729-3731 or qui tam action brought pursuant to 31 U.S.C.
Section 3729 et seq.;

                  (iii) any claims, actions or appeals before any commission, board or agency charged with administering Healthcare Laws or programs operated under Healthcare Laws (including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Center for Medicare Services) with respect to any state or federal Medicare or Medicaid cost reports or claims filed by such Licensed Operator, or any disallowance by any commission, board or agency in connection with any audit of such cost reports;

                  (iv) the voluntary disclosure by such Licensed Operator to the Office of the Inspector General of the United States Department of Health and Human Services, a Medicare fiscal intermediary or any state's Medicaid program of a potential overpayment matter involving the submission of claims to such payor by such Licensed Operator;

                  (v) any health care survey report related to licensure or certification (including, without limitation, an annual or biannual Medicare or Medicaid certification survey report) which includes any statement of deficiencies pertaining to such Licensed Operator or such Property (whether via CMS 2567 form or otherwise);

                  (vi) any revocation, suspension, termination, probation, restriction, limitation, denial, or nonrenewal affecting such Licensed Operator with respect to any Medicare and/or Medicaid participation or provider agreement, certification, billing number, assignment (via CMS 855 forms or otherwise), billing agent or electronic funds transfer instruction, including, without limitation, any denial of payment for new admissions;

                    (vii) any revocation, suspension, termination, probation, restriction, limitation, denial or nonrenewal affecting such Licensed Operator with respect to any participation or provider agreement with any Third Party Payor, other than Medicaid or Medicare, including, without limitation, Blue Cross and/or Blue Shield, and any other private commercial insurance, healthcare service contractor, provider network, managed care program and employee assistance program;

                    (viii) unless not required under applicable Healthcare Laws, such Licensed Operator or the applicable Restricted Subsidiary does not maintain in full force and effect (A) a valid CON for the requisite number of beds and units at such Property, or (B), if no CON is required to be maintained by such Licensed Operator or applicable Restricted Subsidiary, a valid legal authority for the operation of the facility at such Property, in each case, free from restrictions or known conflicts which would materially impair the use or operation of such Property for its current use, which shall not be provisional, probationary or restricted in any way;

                  (ix) such Licensed Operator or the applicable Restricted Subsidiary (a) replaced or transferred all or any part of such Property's units or beds to another site or location; (b) transferred any CON or other Healthcare Permit or rights thereunder to any Person or to any location other than the Property to which such CON or Healthcare Permit or rights pertains; or (c) pledged or hypothecated any CON or other Healthcare Permit or rights as collateral security for any indebtedness; or

                  (x) if such Property, Credit Party or Licensed Operator is accredited by an Accrediting Organization, such Credit Party or Licensed Operator shall have failed to (i) maintain such accreditation in good standing and without limitation or impairment, (ii) promptly submit to the applicable Accrediting Organization a plan of correction for any deficiencies listed on any accreditation survey report, and (iii) cure all such deficiencies within such time frame as is necessary to preserve and maintain in good standing and without limitation or impairment of such accreditation.

             "HEALTHCARE LAWS" means all applicable Laws relating to the possession, control, warehousing and distribution of pharmaceuticals, the operation of medical facilities, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C.
Section 1320a-7b(6)), the Stark Law (42 U.S.C. Section 1395nn), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), (b) TRICARE, (c) HIPAA, (d) Medicare, (e) Medicaid, (f) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies, (g) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued, and (h) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of
(a) through (h) as may be amended from time to time.

            "HEALTHCARE PERMIT" means a Permit (a) issued or required under Healthcare Laws applicable to the business of a Licensed Operator or any of its Subsidiaries or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of a Licensed Operator or any of its Subsidiaries, (b) issued by any Person from which a Licensed Operator has received an accreditation, and/or (c) issued or required under Healthcare Laws applicable to the ownership of a Licensed Location.

            "INDEBTEDNESS FOR BORROWED MONEY" means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the Ordinary Course of Business), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capital Leases of such Person, and (e) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

            "INDEMNITEES" has the meaning set forth in Section 12.2.

            "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers, copyrights, technology, know-how and processes, computer hardware and software and all applications and licenses therefor, used in or necessary for the conduct of business by such Person.

            "INVESTMENT" means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

            "JCAHO" means the Joint Commission on Accreditation of Healthcare Organizations.

            "LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. "LAWS" includes, without limitation, Healthcare Laws.

            "LC ISSUER" means one or more banks, trust companies or other Persons in each case expressly identified by Administrative Agent from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder. Without limitation of Administrative Agent's discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer unless such Person maintains reporting systems acceptable to Administrative Agent with respect to letter of credit exposure and agrees to provide regular reporting to Administrative Agent satisfactory to it with respect to such exposure.

            "LEASES" means the singular or collective reference to leases, subleases or other arrangements for occupancy of space within any Property or any part thereof now existing or hereafter executed, including, without limitation, all Property Leases.

            "LENDER" means each of (a) Merrill Lynch, (b) each other Person party hereto in its capacity as a lender, (c) each other Person that becomes a party hereto as lender pursuant to Section 14.6, (d) Administrative Agent, to the extent of any Revolving Loans made by Administrative Agent which have not been settled among the Lenders pursuant to Section 13.13, and (e) the respective successors of all of the foregoing, and "Lenders" means all of the foregoing.

            "LENDER LETTER OF CREDIT" means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, a Lender.

            "LETTER OF CREDIT" means a standby letter of credit issued for the account of any Credit Party by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least thirty (30) days prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Commitment Expiry Date.

            "LETTER OF CREDIT LIABILITIES" means, at any time of calculation, the sum of (a) without duplication, the amount then available for drawing under all outstanding Lender Letters of Credit and all Supported Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met, plus (b) without duplication, the aggregate unpaid amount of all Reimbursement

Obligations in respect of previous drawings made under all such Lender Letters of Credit and Supported Letters of Credit.

            "LICENSED LOCATION" means a Property from which a Licensed Operator provides or furnishes goods or services governed by Healthcare Laws, and includes, without limitation, any business location of a Licensed Operator which is subject to any Healthcare Permit.

            "LICENSED OPERATOR" means the singular or collective (as the context requires) reference to the following Persons: (a) any Person that is licensed under Healthcare Laws to operate a Licensed Location, or is otherwise providing or furnishing goods or services governed by Healthcare Laws, or is otherwise providing or furnishing goods or services (other than the mere leasing of a Licensed Location as a lessor and the collection of rentals in connection therewith) from a Licensed Location, (b) any Person with whom a Credit Party or a Property Lessee has contracted for management or other services for a Licensed Location, and/or (c) any Person to whom a Restricted Subsidiary has leased a Licensed Location.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Creditor Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

            "LITIGATION" means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

            "LOAN ACCOUNT" has the meaning set forth in Section 2.6(b).

            "MANAGEMENT AGREEMENT" has the meaning set forth in paragraph (ff) of Exhibit G.

            "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

            "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related (a) a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations, business, properties or prospects of any of the Credit Parties or, with respect to the definition "Healthcare Complaint," a Licensed Operator, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Operative Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Property; (b) a material impairment to the value of any Property as underwritten by Lenders as of the most recent Borrowing Base Determination Date; or (c) the imposition of a fine against or the creation of any liability of any Credit Party or a Licensed Operator to any Governmental Authority or to any other Person under or pursuant to any Healthcare Law in excess of $250,000 or, for purposes of clause (v) of the definition "Healthcare Complaint," $500,000.

            "MATERIAL CONTRACTS" has the meaning set forth in Section 3.17.

            "MATERIAL SUBSIDIARY" means each Subsidiary of the Parent REIT or of Borrower that owns a Property that Borrower desires to be included in the calculation of the Borrowing Base.

            "MAXIMUM LAWFUL RATE" has the meaning set forth in Section 2.7(b).

            "MEDICAID" means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

            "MEDICARE" means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

            "MERRILL LYNCH" means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

            "MORTGAGE INSTRUMENT" means, for any Property, a first lien priority mortgage deed of trust or deed to secure debt in favor of Administrative Agent (for the benefit of the Lenders) with respect to such Property. Each Mortgage Instrument shall be in form and substance satisfactory to Administrative Agent, substantially in the form of Exhibit H hereto, and suitable for recording in the applicable jurisdiction.

            "MULTIEMPLOYER PLAN" means a multiemployer plan, that is intended to meet the definition set forth in Section 4001(a)(3) of ERISA, to which any Credit Party or any member of the Controlled Group may have any liability.

            "NET INCOME" means, with respect to any Property Lessee, net income (or loss) determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person in which such Property Lessee has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Property Lessee by such Person, (ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with such Property Lessee or that Person's assets are acquired by such Property Lessee, (iii) the income of any subsidiary of such Property Lessee to the extent that the declaration or payment of dividends or similar distributions of that income by that subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary, (iv) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of such Property Lessee, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by such Property Lessee or any affiliate thereof, and (v) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (iv) of this definition.

            "NON-FUNDING REVOLVING LENDER" means a Revolving Lender that has delivered a notice to Administrative Agent stating that such Revolving Lender shall cease making Revolving Loans due to the non-satisfaction of one or more conditions set forth in Article 7, and specifying any such non-satisfied conditions; provided, however, that any Revolving Lender delivering any such notice shall be a Non-Funding Revolving Lender solely over the period commencing on the Business Day following receipt by Administrative Agent of such notice, and terminating on such date that such Revolving Lender has either revoked the effectiveness of such notice or acknowledged to Administrative Agent the satisfaction of the condition specified in such notice.

            "NORMALIZED MANAGEMENT FEES" means, at any date of determination, the sum of (i) three percent (3%) of revenues received for general acute care hospitals and specialty hospitals plus (ii) four percent (4%) of revenues received for long term acute care hospitals and inpatient rehabilitation facilities, in each case, for the four (4) complete Defined Periods ending prior to such date.

            "NOTES" has the meaning set forth in Section 2.4.

            "NOTICE OF BORROWING" means a notice of a Responsible Officer of Borrower, appropriately completed and substantially in the form of Exhibit D hereto.

            "NOTICE OF LC CREDIT EVENT" means a notice from a Responsible Officer of Borrower to Administrative Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (a) the date of issuance or increase of a Letter of Credit; (b) the identity of the LC Issuer with respect to such Letter of Credit, (c) the expiry date of such Letter of Credit;
(d) the proposed terms of such Letter of Credit, including the face amount; and
(e) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.

            "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with (a) all Support Agreements, and
(b) all Lender Letters of Credit.

            "OFAC" means the U.S. Department of Treasury Office of Foreign Assets Control.

            "OFAC LISTS" means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

            "OPERATIVE DOCUMENTS" means the Financing Documents and the Property Leases.

            "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices.

            "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

            "PARENT REIT" means Medical Properties Trust, Inc., a Maryland corporation.

            "PAYMENT ACCOUNT" means the account specified on the signature pages hereof into which all payments by or on behalf of Borrower and Revolving Lenders to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

            "PENSION PLAN" means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

            "PERMITS" means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, certificates, franchises, qualifications, accreditations, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted, including, without limitation, Healthcare Permits.

            "PERMITTED CONTEST" means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Credit Party to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party; provided that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) such Credit Party's title to, and its right to use, the Collateral is not adversely affected thereby and Administrative Agent's Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) such Credit Party has given prior written notice to Administrative Agent of such Credit Party's intent to so contest the obligation; (d) in the case of real estate taxes or assessments or mechanic's, workmen's, materialmen's or other like Liens with respect to any real estate which is part of the Collateral, such Credit Party has obtained an endorsement, in form and substance satisfactory to Administrative Agent, to the loan policy of title insurance issued to Administrative Agent insuring over any Lien created by such obligation, or such Credit Party has deposited with Administrative Agent a bond or other security satisfactory to Administrative Agent, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such obligation or charge (and if such security is cash, Administrative Agent may, but shall not be obligated to, deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Administrative Agent (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Administrative Agent); (e) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by such Credit Party; (g) such Credit Party has given Administrative Agent notice of the commencement of such contest and upon request by Administrative Agent, from time to time, notice of the status of such contest by such Credit Party and/or confirmation of the continuing satisfaction of this definition; and (h) upon a final determination of such contest, such Credit Party shall promptly comply with the requirements thereof.

            "PERMITTED LIENS" means: (a) deposits or pledges of cash to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA); (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier's, warehousemen's, mechanic's, workmen's, materialmen's or other like Liens on Collateral arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on

Collateral for sums not exceeding $250,000 for any single Property and $750,000 for all Properties in the aggregate, arising in connection with court proceedings; provided however, that for each $25,000,000 increase in the Commitment in accordance with Section 2.14, the stated sum for all Properties in the aggregate shall be increased by $250,000; provided further that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair the Credit Parties' ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Credit Party and which are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Administrative Agent insuring the lien of the Security Documents; (g) Liens and encumbrances in favor of Administrative Agent under the Financing Documents; (h) Liens on Collateral existing on the date hereof and set forth on Schedule 5.2 and (i) any Lien on any asset securing Debt permitted under Section 5.1(d), provided, however, that such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof.

            "PERMITTED TRANSFER" means (1) any Transfer of a direct or indirect ownership interest in a Restricted Subsidiary as to which the following conditions have been satisfied: (a) Borrower shall have given Administrative Agent a written notice of such Transfer on or before the date of such Transfer,
(b) after giving effect to such Transfer, Borrower (i) owns, directly or indirectly, not less than 51% of the beneficial interests in such Restricted Subsidiary and (ii) controls such Restricted Subsidiary and (2) any Transfer of a direct or indirect ownership interest in Borrower as to which the following conditions have been satisfied: (a) the Parent REIT shall have given Administrative Agent a written notice of such Transfer on or before the date of such Transfer, (b) after giving effect to such Transfer, the Parent REIT (i) owns, directly or indirectly, not less than 51% of the beneficial interests in Borrower and (ii) controls Borrower.

            "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

            "PROPERTY" means the singular reference to each respective portion of the Collateral consisting of the land, improvements and all other real and personal property encumbered by the lien of each respective mortgage, deed of trust, deed to secure the Obligations or similar Security Document constituting a part of the Financing Documents. "PROPERTIES" means all Property collectively.

            "PROPERTY LEASE" means a Lease between a Restricted Subsidiary or a Material Subsidiary and a Property Lessee pursuant to which a Property is demised by such Restricted Subsidiary or such Material Subsidiary, as the case may be, to such Property Lessee, which Lease shall be approved by Administrative Agent and shall include, among other things, an automatic attornment provision whereby, in the event of a foreclosure, the tenant automatically shall recognize the successor owner as landlord and such tenant shall have no right to terminate its lease in the event of such foreclosure.

            "PROPERTY LESSEE" means, with respect to a Vibra Property, the Person set forth in Schedule 1.1E as the lessee of such Vibra Property set forth beside the name of such Person, if any, licensed under all applicable Laws as the operator of such Vibra Property and, with respect to any other Property, any Person, who shall be reasonably satisfactory to Administrative Agent, to whom any Restricted Subsidiary or any Material Subsidiary has leased a Property.

            "PRO RATA SHARE" means (a) with respect to a Lender's obligation to make Revolving Loans, such Lender's right to receive payments of principal and interest with respect thereto, such Lender's right to receive the unused line fee described in Section 2.3(b), and such Lender's obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.5(b), the Revolving Loan Commitment Percentage of such Lender, and
(b) for all other purposes (including, without limitation, the indemnification obligations arising under Section 13.6) with respect to any Lender, the percentage obtained by dividing (i) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender's then existing Revolving Loan Outstandings), by
(ii) the sum of the Revolving Loan Commitment (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings) of all Lenders.

            "QUALIFIED GROUND LEASE" means each of the ground leases or subground leases set forth on Schedule 1.1Q and for a Future Property means any ground lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre-defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least twenty (20) years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) which contains lender protection provisions acceptable to Administrative Agent, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which is otherwise acceptable in form and substance to Administrative Agent.

            "REIMBURSEMENT OBLIGATIONS" means, at any date, the Obligations of Borrower then outstanding to reimburse (a) Administrative Agent for payments made by Administrative Agent under a Support Agreement, and/or (b) any LC Issuer, for payments made by such LC Issuer under a Lender Letter of Credit.

            "REIT" means a real estate investment trust as defined in Sections 856-860 of the Code.

            "REQUIRED LENDERS" means, subject to the provisions of Section 13.13(d), at any time Lenders holding (a) more than fifty percent (50%) of the sum of the Revolving Loan Commitment, or (b) if the Revolving Loan Commitment has been terminated, more than fifty percent (50%) of the sum of (x) the then aggregate outstanding principal balance of the Revolving Loans plus (y) the then aggregate amount of Letter of Credit Liabilities.

            "RESPONSIBLE OFFICER" means, with respect to any Credit Party, the President or any Executive Vice President of such Credit Party.

            "RESTRICTED DISTRIBUTION" means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any management fees, salaries or other fees or compensation to a Credit Party, an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party, (d) any lease or rental payments to an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party, or (e) repayments of or debt service on loans or other indebtedness held by a Credit Party, an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party.

            "RESTRICTED SUBSIDIARY" means each Subsidiary of the Parent REIT or of Borrower that owns a Property that is included in the calculation of the Borrowing Base or was, but no longer is, included in the calculation of the Borrowing Base but has not been removed therefrom pursuant to Section 7.4.

            "REVOLVING LENDER" means each Lender having a Revolving Loan Commitment Amount in excess of zero (or, in the event the Revolving Loan Commitment shall have been terminated at any time, each Lender at such time having Revolving Loan Outstandings in excess of zero).

            "REVOLVING LOAN BORROWING" means a borrowing of a Revolving Loan.

            "REVOLVING LOAN COMMITMENT" means the sum of each Lender's Revolving Loan Commitment Amount. The Revolving Loan Commitment as of the closing Date is equal to $100,000,000, and may be increased by an amount up to $75,000,000 pursuant to the terms of this Agreement.

            "REVOLVING LOAN COMMITMENT AMOUNT" means, as to any Lender, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Amount", as such amount may be adjusted from time to time as agreed by Borrower, such Lender and Administrative Agent by any "Amounts Assigned" (with respect to such Lender's portion of Revolving Loans outstanding and its commitment to make Revolving Loans) pursuant to the terms of any and all effective Assignment Agreements to which such Lender is a party.

            "REVOLVING LOAN COMMITMENT PERCENTAGE" means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Percentage" (if such Lender's name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Revolving Loan Commitment Amount of such Lender on such date divided by the Revolving Loan Commitment on such date.

            "REVOLVING LOAN LIMIT" means, at any time, the lesser of (a) the Revolving Loan Commitment and (b) the Borrowing Base.

            "REVOLVING LOAN OUTSTANDINGS" means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

            "REVOLVING LOANS" has the meaning set forth in Section 2.2(a).

            "REVOLVING YIELD MAINTENANCE AMOUNT" means the sum of the present values (but in any event, not less than zero) of the "REVOLVING MARGIN COMPONENT" (defined below) of the remaining payments of interest and fees under this Agreement that will not be made by reason of the early termination of the Revolving Loans or Lenders' funding obligations in respect thereof, all as estimated and determined by Administrative Agent in accordance with the formula set forth below. The "REVOLVING MARGIN COMPONENT" means the portion of the remaining payments of interest under this Agreement during the Closed Period calculated based on a static principal sum equal to the Revolving

Loan Commitment and an assumed interest rate equal to the sum of (a) the highest Base Rate Margin applicable to the Revolving Loans under this Agreement plus (b) the percentage per annum equivalent to the all-in effective yield to Administrative Agent (as estimated by Administrative Agent) in its capacity as a Lender and as Administrative Agent resulting from the imposition of the unused line, collateral and other fees provided for in Section 2.2 or in the Agent Fee letter. For purposes of estimating unused line fees, Administrative Agent shall assume a usage rate equivalent to Borrower's average usage during the twelve months preceding the event giving rise to the default or early termination. The present value of each such estimated monthly payment shall be calculated by discounting such estimated payment to the date of prepayment by the Discount Rate. The "DISCOUNT RATE" for each such payment is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually (as such Treasury Rates are adjusted upwards by three quarters of one percent (0.75%) per annum in order to adjust for the benefit of the risk-free investment). The "TREASURY RATE" is the yield calculated by the linear interpolation of the nominal yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the "RELEASE") under the heading "U.S. government securities" and the subheading "Treasury Constant Maturities" for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating what would have been the payment due date of each such estimated payment amount but for the termination or default. In the event the Release is no longer published, Administrative Agent shall select a comparable publication to determine the Treasury Rate in its commercially reasonable discretion. Borrower agrees that the foregoing calculations are a reasonable approximation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of this Agreement or Lenders' funding obligations hereunder.

            "SECURITY DOCUMENTS" means any agreement, document, mortgage or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

            "SINGLE PURPOSE ENTITY REQUIREMENTS" means, with respect to each Restricted Subsidiary, the requirements that such Restricted Subsidiary (i) exists solely for the purpose of owning and operating one Property, (ii) conducts business only in its own name, (iii) does not engage in any business other than the ownership, management and operation of one Property, (iv) does not hold, directly or indirectly, any ownership interest (legal or equitable) in any entity or any real or personal property other than the interest which it owns in such Property, (v) does not have any assets other than those related to its interest in such Property and does not have any debt other than as permitted by this Agreement and does not guarantee or otherwise obligate itself with respect to the debts of any other Person, (vi) has its own separate books, records and accounts, (vii) holds itself out as being a company separate and apart from any other entity, (viii) observes limited liability company, partnership or corporate formalities, as the case may be, independent of any other Person.

            "SFAS 141 INTANGIBLES" means that portion of the purchase price of a Property that is allocated to leasehold intangibles and customer relationship intangibles pursuant to Statement of Financial Accounting Standard No. 141, Accounting for Business Combinations.

            "SOLVENT" means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

            "STATED RATE" has the meaning set forth in Section 2.7(b).

            "STOCK" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

            "STOCK EQUIVALENTS" means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

            "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such capital stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Credit Party.

            "SUPPORT AGREEMENT" has the meaning set forth in Section 2.5(a).

            "SUPPORTED LETTER OF CREDIT" means a Letter of Credit issued by an LC Issuer in reliance on one or more Support Agreements.

            "TAKING" shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

            "TANGIBLE NET WORTH" means total stockholders' equity on the Parent REIT's consolidated balance sheet as reported in its financial statements less all amounts appearing on the assets side of its consolidated balance sheet representing intangible assets (other than SFAS 141 Intangibles) under GAAP plus all accumulated depreciation on real property and accumulated amortization of SFAS 141 Intangibles owned by the Parent REIT and its Consolidated Subsidiaries.

            "TAXES" has the meaning set forth in Section 2.8.

            "TERMINATION DATE" means the earliest to occur of (a) the Commitment Expiry Date, (b) any date on which Administrative Agent accelerates the maturity of the Revolving Loans pursuant to Section 11.2 or (c) thirty (30) days following the delivery by Borrower to Administrative Agent of a notice terminating this Agreement; provided, that Borrower shall not delivery such notice prior to the date which is eighteen (18) months after the Closing Date.

            "THIRD PARTY PAYOR" means Medicare, Medicaid, TRICARE, and other state or federal health care program, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other Person or entity which presently or in the future maintains Third Party Payor Programs.

            "THIRD PARTY PAYOR PROGRAMS" means all payment and reimbursement programs, sponsored by a Third Party Payor, in which a Licensed Operator participates.

            "TOTAL ASSET VALUE" means the book value, without giving effect to depreciation of all assets or amortization of SFAS 141 Intangibles of the Parent REIT and its Consolidated Subsidiaries at such time; less (a) the amount, if any, of the Parent REIT's investment in any unconsolidated subsidiary, joint venture or other similar entity, and (b) all amounts appearing on the assets side of its consolidated balance sheet representing intangible assets under GAAP (other than SFAS 141 Intangibles).

            "TOTAL INDEBTEDNESS" means, as of a given date, all liabilities of the Parent REIT and its Consolidated Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Parent REIT and its Consolidated Subsidiaries as of such date, excluding any amounts categorized as accrued expenses, accrued dividends, deposits held, deferred revenues, minority interests and other liabilities not directly associated with the borrowing of money.

            "TRANSFER" means any sale, transfer, lease (other than a Property Lease approved by Administrative Agent), conveyance, alienation, pledge, assignment, mortgage, encumbrance hypothecation or other disposition of (a) all or any portion of any Credit Party's right, title and interest (legal or equitable) in and to a Property or any portion of any other Collateral, or (b) any interest in any Credit Party (other than the Parent REIT).

            "TRICARE" means the program administered pursuant to 10 U.S.C.
Section 1071 et. seq), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

            "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Property.

            "UNITED STATES" means the United States of America.

            "VIBRA PROPERTY" means a Property leased to and operated by Vibra Healthcare, LLC and identified on Schedule 1.1V.

            "WELFARE PLAN" means a "welfare plan" as defined in Section 3(l) of ERISA.

            "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person of which all of the equity securities (other than, in the case of a corporation, directors' qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

      SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS.

            Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of each Credit Party and its Consolidated Subsidiaries delivered to Administrative Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrower or the Required Lenders shall so request,

Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(b) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

      SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

            References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto.

      SECTION 1.4 FUNDING AND SETTLEMENT CURRENCY.

            Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.

                                   ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

      SECTION 2.1 RESERVED.

      SECTION 2.2 REVOLVING LOANS.

            (a) Revolving Loans and Borrowings.

                  (i) On the terms and subject to the conditions set forth herein, each Lender severally agrees to make loans to Borrower from time to time as set forth herein (each a "REVOLVING LOAN", and collectively, "REVOLVING LOANS") equal to such Lender's Revolving Loan Commitment Percentage of Revolving Loans requested by Borrower hereunder, provided, however, that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, Borrower may borrow under this Section 2.2(a)(i), may prepay or repay Revolving Loans from time to time and may reborrow Revolving Loans pursuant to this Section 2.2(a)(i).

                  (ii) Borrower shall deliver to Administrative Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Revolving Loans made pursuant to clause (iii) below), such Notice of Borrowing to be delivered no later than noon (Chicago time) two (2) Business Days prior to such proposed borrowing. Once given, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. Each request for a Revolving Loan shall be in a minimum amount of $250,000 and, if in excess of such amount, in an integral multiple of $50,000 in excess of such amount. Borrower shall also deliver no later than noon (Chicago time) five (5) Business Days prior to such borrowing to Administrative Agent in connection with each such proposed Revolving Loan Borrowing a Borrowing Base Certificate dated as of the Notice of Borrowing prepared with figures and information as of the close of business on the most recent Borrowing Base Determination Date immediately preceding the date of such Borrowing Base Certificate.

                  (iii) Borrower hereby authorizes Lenders and Administrative Agent to make Revolving Loans based on telephonic notices made by any Person which Administrative Agent, reasonably and in good faith, believes to be acting on behalf of Borrower. Borrower agrees to deliver to Administrative Agent a Notice of Borrowing in respect of each Revolving Loan requested by telephone no later than one (1) Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Administrative Agent and Lenders, the records of Administrative Agent and the Lenders shall govern absent manifest error. Borrower further hereby authorizes Lenders and Administrative Agent to make Revolving Loans based on electronic notices made by any Person which Administrative Agent, reasonably and in good faith, believes to be acting on behalf of Borrower, but only after Administrative Agent shall have established procedures acceptable to Administrative Agent for accepting electronic Notices of Borrowing, as indicated by Administrative Agent's written confirmation thereof.

                  (iv) Borrower and each Revolving Lender hereby authorizes Administrative Agent to make Revolving Loans on behalf of Revolving Lenders, at any time in its sole discretion, (A) as provided in Section 2.5(c), with respect to obligations arising under Support Agreements and/or Lender Letters of Credit, and (B) to pay principal owing in respect of the Revolving Loans (excluding principal payments in respect of the Revolving Loans commencing one Business Day following receipt by Administrative Agent of a written notice from any Lender, in accordance with the provisions of Section 13.11, of the occurrence of an Event of Default) and interest, fees, expenses and other charges of any Credit Party from time to time arising under this Agreement or any other Financing Document, so long as, in each case after giving effect to any such Revolving Loans, the Revolving Loan Outstandings do not exceed the Revolving Loan Limit; provided, however, that (x) Administrative Agent shall have no obligation at any time to make any Revolving Loan pursuant to the provisions of the preceding sub-clause (B), and (y) Administrative Agent shall have no right to make Revolving Loans (I) as provided in Section 2.5(c) for the account of any Revolving Lender that was a Non-Funding Revolving Lender at the time Administrative Agent executed a Support Agreement, or at the time of issuance of any Lender Letter of Credit, for which, in either case, reimbursement obligations have arisen pursuant to Section 2.5(c), and (II) for the account of any then existing Non-Funding Revolving Lender to pay interest, fees, expenses and other charges of any Credit Party (other than reimbursement obligations that have arisen pursuant to Section 2.5(c) in respect of Support Agreements executed or Lender Letters of Credit issued at the time any such Non-Funding Revolving Lender was not then a Non-Funding Revolving Lender).

                  (v) The Borrowing Base shall be determined by Administrative Agent based on the most recent Borrowing Base Certificate delivered to Administrative Agent in accordance with this Agreement and such other information as may be available to Administrative Agent.

                  (vi) Administrative Agent may from time to time require reasonable revisions to the form of Notice of Borrowing and Borrowing Base Certificate.

            (b) Mandatory Revolving Loan Repayments and Prepayments.

                  (i) The Revolving Loan Commitment shall terminate on the Termination Date. On such Termination Date, there shall become due, and Borrower shall pay, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon, and any fees or other amounts due and owing in connection with this Agreement or the Agent Fee Letter, to, but excluding, the Termination Date.

                  (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrower shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.5(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

            (c) Optional Prepayments. Borrower may, from time to time, upon three (3) Business Days' prior written notice to Administrative Agent, prepay the Revolving Loans in whole or in part; provided, however, that any such partial prepayment shall be in an amount equal to $100,000 and, if in excess of such amount, in an integral multiple of $25,000 in excess of such amount. Notwithstanding the foregoing, if the amount of such prepayment shall cause the Revolving Loan Outstandings to be less than $15,000,000, Administrative Agent shall (i) cause to be paid to the Lenders a portion of such prepayment equal to the amount that, when applied to the reduction of the Revolving Loans, would cause the Revolving Loan Outstandings to equal $15,000,000 and (ii) hold the remaining portion of such prepayment as a reserve in accordance with Section 2.12.

            (d) Restriction on Termination. Borrower shall have no right to terminate the Revolving Loan Commitment, or to otherwise terminate this Agreement, on any date which is prior to the date occurring eighteen (18) months after the Closing Date (such 18-month period being herein referred to as the "CLOSED PERIOD").

      SECTION 2.3 INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

            (a) Interest. From and following the Closing Date, the Revolving Loans and the other Obligations shall bear interest at the sum of the Base Rate plus the applicable Base Rate Margin.

            (b) Unused Line Fee. From and following the Closing Date, Borrower shall pay Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (i) (A) the Revolving Loan Commitment minus (B) the average daily balance of the sum of the Revolving Loan Outstandings during the preceding month (such result, the "UNUSED REVOLVING LOAN COMMITMENT"), multiplied by (ii) the per annum rate set forth in the table below opposite the average Unused Revolving Loan Commitment during such preceding month. Such fee is to be paid monthly in arrears on the first day of each month.

Average Unused Revolving Loan Commitment  Unused Facility Rate
----------------------------------------  --------------------
Less than $50,000,000                             .375%
Greater than or equal to $50,000,000               .50%

            (c) Deferred Commitment Fee. If Lenders' funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrower, by reason of the occurrence of an Event of Default or otherwise) prior to end of the Closed Period, Borrower shall pay to Administrative Agent, for the benefit of all Lenders committed to make Revolving Loans, a fee (the "DEFERRED COMMITMENT FEE") as compensation for the costs of such Lenders being prepared to make funds available to Borrower under this Agreement, equal to the greater of: (i) the Revolving Yield Maintenance Amount and (ii) an amount determined by multiplying the Revolving Loan Commitment by three percent (3.0%). No amount will be payable pursuant to this paragraph if Borrower terminates the Revolving Loan Commitment after the Closed Period.

            (d) Audit Fees. Borrower shall pay to Administrative Agent, for its own account and not for the benefit of any Lenders, all reasonable fees and expenses in connection with audits of any Credit Party's books and records, audits, valuations or appraisals of the Property, which shall be due and payable on the first Business Day of the month following the date of issuance by Administrative Agent of a written request for payment thereof to Borrower. Lenders and Administrative Agent hereby acknowledge and agree that, prior to the occurrence of any Event of Default, Borrower shall not be obligated to pay any such fees and expenses for more than two (2) audits with respect to any one Credit Party in any Fiscal Year.

            (e) Wire Fees. Borrower shall pay to Administrative Agent, for its own account and not for the benefit of any Lenders, on written demand, any and all fees, costs or expenses which Administrative Agent pays to a bank or other similar institution (including, without limitation, any fees paid by Administrative Agent to any other Lender) arising out of or in connection with
(i) the forwarding to Borrower or any other Person on behalf of Borrower, by Administrative Agent, of proceeds of the Revolving Loans made by any Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Administrative Agent, of any check or item of payment received or delivered to Administrative Agent on account of the Obligations.

            (f) Late Charges. If payments of principal (other than optional prepayments made by Borrower pursuant to Section 2.2(c) and a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrower, without notice or demand by Administrative Agent, promptly shall pay to Administrative Agent, for its own account and not for the benefit of any Lenders, as additional compensation to Administrative Agent in administering the Obligations, an amount equal to five percent (5%) of each delinquent payment.

            (g) Computation of Interest and Related Fees; Payment of Interest. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Revolving Loan shall be included in the calculation of interest. The date of payment of a Revolving Loan shall be excluded from the calculation of interest. If a Revolving Loan is repaid on the same day that it is made, one
(1) day's interest shall be charged. Interest on each Revolving Loan is payable in arrears on the first day of each month and on the maturity of such Revolving Loan, whether by acceleration or otherwise.

            (h) Automated Clearing House Payments. If Administrative Agent so elects, payments of interest shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower in the Automated Clearing House debit authorization executed by Borrower in connection with this Agreement, and shall be effective upon receipt. Borrower shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting.

            (i) Additional Fees. Borrower shall pay to Administrative Agent, for its own account and for the benefit of the Lenders, such fees, at such times, as are set forth in the Agent's Fee Letter.

      SECTION 2.4 NOTES.

            The portion of the Revolving Loans made by each Lender shall be evidenced, if so requested by such Lender, by a promissory note executed by Borrower (a "NOTE") in an original principal amount equal to such Lender's Pro Rata Share of the Revolving Loan Commitment.

      SECTION 2.5 LETTERS OF CREDIT AND LETTER OF CREDIT FEES.

            (a) Letter of Credit. On the terms and subject to the conditions set forth herein, the Revolving Loan Commitment may be used by Borrower, in addition to the making of Revolving Loans hereunder, for the issuance, prior to the Termination Date, by (i) Administrative Agent, of letters of credit, Guarantees or other agreements or arrangements (each, a "SUPPORT AGREEMENT") to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii) a Lender, identified by Administrative Agent, as an LC Issuer, of one or more Lender Letters of Credit, so long as, in each case:

                  (i) Administrative Agent shall have received a Notice of LC Credit Event at least two (2) Business Days before the relevant date of issuance, increase or extension; and

                  (ii) after giving effect to such issuance, increase or extension, (A) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed (x) $15,000,000 or (y) if the Revolving Loan Commitment has been increased by an amount equal to $75,000,000 in accordance with Section 2.14, $25,000,000, and (B) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

Nothing in this Agreement shall be construed to obligate any Lender to issue, increase the amount of or extend the expiry date of any letter of credit, which act or acts, if any, shall be subject to agreements to be entered into from time to time between Borrower and such Lender. Each Lender that is an LC Issuer hereby agrees to give Administrative Agent prompt written notice of each issuance of a Lender Letter of Credit by such Lender and each payment made by such Lender in respect of Lender Letters of Credit issued by such Lender.

            (b) Letter of Credit Fee. Borrower shall pay to Administrative Agent, for the benefit of the Revolving Lenders in accordance with their respective Pro Rata Shares, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the Base Rate Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the last day of each calendar month prior to the Termination Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

            (c) Reimbursement Obligations of Borrower. If either (i) Administrative Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, or (ii) any Lender shall honor any draw request under, and make payment in respect of, a Lender Letter of Credit, (A) Borrower shall reimburse Administrative Agent or such Lender, as applicable, for the amount of such payment by the end of the day on which Administrative Agent or such Lender shall make such payment and (B) Borrower shall be deemed to have immediately requested that Revolving Lenders make a Revolving Loan, in a principal amount equal to the amount of such payment (but solely to the extent Borrower shall have failed to directly reimburse Administrative Agent or, with respect to Lender Letters of Credit, the applicable LC Issuer, for the amount of such payment). Administrative Agent shall promptly notify Revolving Lenders of any such deemed request and each Revolving Lender (other than any such Revolving Lender that was a Non-Funding Revolving Lender at the time the applicable Supported Letter of Credit or Lender Letter of Credit was issued) hereby agrees to make available to Administrative Agent not later than noon (Chicago time) on the Business Day following such notification from Administrative Agent such Revolving Lender's Pro Rata Share of such Revolving Loan. Each Revolving Lender (other than any applicable Non-Funding Revolving Lender specified above) hereby absolutely and unconditionally agrees to fund such Revolving Lender's Pro Rata Share of the Revolving Loan described in the immediately preceding sentence, unaffected by any circumstance whatsoever, including, without limitation, (x) the occurrence and continuance of a Default or Event of Default,
(y) the fact that, whether before or after giving effect to the making of any such Revolving Loan, the Revolving Loan Outstandings exceed or will exceed the Revolving Loan Limit, and/or (z) the non-satisfaction of any conditions set forth in Section 7.2. Administrative Agent hereby agrees to apply the gross proceeds of each Revolving Loan deemed made pursuant to this Section 2.5(c) in satisfaction of Borrower's reimbursement obligations arising pursuant to this
Section 2.5(c). Borrower shall pay interest, on demand, on all amounts so paid by Administrative Agent pursuant to any Support Agreement or to any applicable Lender in honoring a draw request under any Lender Letter of Credit for each day from the date of such payment until Borrower reimburses Administrative Agent or the applicable Lender therefore (whether pursuant to clause (A) or (B) of the first sentence of this subsection (c)) at a rate per annum equal to the sum of two percent (2%) plus the interest rate applicable to Revolving Loans for such day.

            (d) Reimbursement and Other Payments by Borrower. The obligations of Borrower to reimburse Administrative Agent and/or the applicable LC Issuer pursuant to Section 2.5(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

                  (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

                  (ii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Administrative Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided, however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (iv) any affiliation between the LC Issuer and Administrative Agent; or

                  (v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

            (e) Deposit Obligations of Borrower. In the event any Letters of Credit are outstanding at the time that Borrower prepays or is required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrower shall
(i) deposit with Administrative Agent for the benefit of all Revolving Lenders cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liabilities to be available to Administrative Agent, for its benefit and the benefit of LC Issuers, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (ii) prepay the fee payable under Section 2.5(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit assuming that the full amount of such Letters of Credit as of the date of such repayment or termination remain outstanding until the end of such remaining terms. Upon termination of any such Letter of Credit and provided no Event of Default then exists, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower, together with the deposit described in the preceding clause (i) to the extent not previously applied by Administrative Agent in the manner described herein.

      SECTION 2.6 GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

            (a) All payments to be made by Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before noon (Chicago time) on any Business Day shall be deemed received by Administrative Agent on such Business Day, and any payments received in the Payment Account after noon (Chicago time) on any Business Day shall be deemed received by Administrative Agent on the next succeeding Business Day.

            (b) Administrative Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Revolving Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by or on behalf of Borrower. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Administrative Agent's books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by Borrower absent clear and convincing evidence to the contrary; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Administrative Agent shall endeavor to provide Borrower with a monthly statement regarding the Loan Account (but neither Administrative Agent nor any Lender shall have any liability if Administrative Agent shall fail to provide any such statement). Unless Borrower notifies Administrative Agent of any objection to any such statement (specifically describing the basis for such objection) within thirty
(30) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

      SECTION 2.7 MAXIMUM INTEREST.

            (a) In no event shall the interest charged with respect to the Notes (if any) or any other obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

            (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the

Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

            (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Revolving Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

            (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

      SECTION 2.8 TAXES.

            (a) All payments of principal and interest on the Revolving Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent's or any Lender's net income by the jurisdiction under which Administrative Agent or such Lender is organized or conducts business (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made written demand therefor.

            (b) If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.

            (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a

Lender hereunder immediately prior to such assignment) (each such Lender a "FOREIGN LENDER") shall execute and deliver to each of Borrower and Administrative Agent one or more (as Borrower or Administrative Agent may reasonably request) United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Borrower or Administrative Agent certifying as to such Lender's entitlement to a complete exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section
2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law.

      SECTION 2.9 CAPITAL ADEQUACY.

            If any Lender shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Support Agreement or Lender Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefor.

      SECTION 2.10 MITIGATION OBLIGATIONS.

            If any Lender requires compensation under Section 2.9, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Without limitation of the provisions of Section 12.1, Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      SECTION 2.11 RESERVED.

      SECTION 2.12 RESERVE AMOUNTS.

            To the extent Administrative Agent is obligated pursuant to Section 2.3(c) to hold as a reserve a portion of any prepayment of Revolving Loans, such amount may be commingled with general funds of Administrative Agent and no such sums shall be deemed to be held in trust for the benefit of Borrower. No interest shall be payable on any funds reserved. All sums so reserved shall be part of the Property and shall stand as additional security for all of the Obligations. In the event of any default by Borrower under the terms of this Agreement or any other Financing Document, Administrative Agent may, at its discretion, apply amounts on hand in the reserve to cure such default. Upon the occurrence of an Event of Default and/or maturity of any portion of the Obligations, the moneys then remaining on deposit with Administrative Agent shall, at Administrative Agent's option, be applied against the Obligations in such order and manner as Administrative Agent may elect or as may otherwise be required under this Agreement. Borrower may, upon written request to Administrative Agent delivered no later than noon (Chicago time) two (2) Business Days prior, request Administrative Agent to remit such moneys to Borrower and Administrative Agent shall cause such moneys to be deposited to Borrower's Account, provided, that an Event of Default shall not have occurred and be continuing. Upon the termination of this Agreement and the payment in full of all Obligations, Administrative Agent shall cause such moneys to be deposited to Borrower's Account.

      SECTION 2.13 RESERVED.

      SECTION 2.14 CHANGES IN COMMITMENT.

            (a) Borrower shall have the option at any time during the term hereof, but not more than one time during any period of twelve (12) consecutive months and provided that no Default or Event of Default has occurred and is continuing, to request an increase in the Commitment by an amount not to exceed $75,000,000 (provided that any requested increase in an amount less than $75,000,000 shall be in multiples of $25,000,000) so that the aggregate of the Commitment is increased up to $175,000,000 by written notice to Administrative Agent. Upon receipt of such notice, Administrative Agent shall notify Borrower of the amount of facility fees to be paid to Administrative Agent and any Lenders who provide an additional Commitment (the "ADDITIONAL COMMITMENT") in connection with such increase in the Commitment. If Borrower agrees to pay the facility fees so determined, then Administrative Agent shall send a notice to all Lenders (the "ADDITIONAL COMMITMENT REQUEST NOTICE") informing them of Borrower's request to increase the Commitment and of the facility fees to be paid with respect thereto. Each Lender who desires in its sole discretion to provide an Additional Commitment upon such terms shall, not later than seven (7) Business Days after Administrative Agent sends such notice to all Lenders, provide Administrative Agent with a written commitment letter specifying the amount of the Additional Commitment which it is willing to provide. If the requested increase is oversubscribed then Administrative Agent shall allocate the increase in the Commitment (the "COMMITMENT INCREASE") among the Lenders who in their sole discretion provide such commitment letters on such basis as Administrative Agent shall determine in its sole discretion. If the Additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by Borrower, then Administrative Agent may, but shall not be obligated to, invite one or more commercial banks or other financial institutions or investors (the "ELIGIBLE ASSIGNEES") to become a Lender and provide an Additional Commitment. If Administrative Agent does invite one or more Eligible Assignees to become a Lender and if following any such invitation, the amounts committed are still not sufficient to provide the full amount of the Commitment Increase requested by Borrower, the Commitment Increase shall be reduced to the aggregate of the amounts committed. Administrative Agent shall provide all Lenders with a notice setting forth the amount, if any, of the Additional Commitment to be provided by each Lender and the revised Commitments of each Lender which shall be applicable after the effective date of the Commitment Increase specified therein (the "COMMITMENT INCREASE DATE"). The Commitment Increase shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the Closing Checklist with respect to the Commitment Increase, each in form and substance satisfactory to Administrative Agent.

            (b) On the Commitment Increase Date the outstanding principal balance of the Revolving Loans shall be reallocated among the Lenders such that after the Commitment Increase Date the outstanding principal amount of Revolving Loans owed to each Lender shall be equal to such Lender's Commitment (as in effect after the Commitment Increase Date) of the outstanding principal amount of all Revolving Loans. On the Commitment Increase Date those Lenders whose Commitment is increasing shall advance the funds to Administrative Agent and the funds so advanced shall be distributed among the Lenders whose Commitment is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Loans. On the Commitment Increase Date, the Lenders' respective interests in outstanding Letters of Credit shall also be adjusted to reflect the revised Commitment. Upon request from any Lender whose interest in an outstanding Letter of Credit is so increasing, Borrower shall pay additional Letter of Credit fees for the amount of such increase at the rate provided in
Section 2.1(b) prorated for the period from the Commitment Increase Date until the expiration of the applicable Letter of Credit.

            (c) Upon the effective date of any increase in the Commitment pursuant to this Section 2.14, if so requested by a Lender, Borrower shall execute and deliver to Administrative Agent new Notes for each Lender whose Commitment has changed so that the maximum principal amount of such Lender's Note shall equal its Commitment. Administrative Agent shall promptly deliver such replacement Notes to the respective Lenders in exchange for the Notes replaced thereby which shall be surrendered by such Lenders. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date or the effective date of such reduction in the Commitment, as applicable, and shall otherwise be in substantially the form of the replaced Notes. On the date of issuance of any new Notes pursuant to this Section 2.14(c), Borrower shall deliver an opinion of counsel, addressed to the Lenders and Administrative Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof. The surrendered Notes shall be canceled and returned to Borrower.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

            To induce Administrative Agent and Lenders to enter into this Agreement and to make the Revolving Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Administrative Agent and each Lender that:

      SECTION 3.1 EXISTENCE AND POWER.

            Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1, has the same legal name as it appears in such Credit Party's Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party
(a) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

      SECTION 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.

            The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under
(a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.

      SECTION 3.3 BINDING EFFECT.

            Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

      SECTION 3.4 CAPITALIZATION.

            The authorized equity securities of each of the Credit Parties (other than the Parent REIT) as of the Closing Date is as set forth on Schedule
3.4. All issued and outstanding equity securities of each of such Credit Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of such Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of such Credit Parties as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any such Credit Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any such Credit Party of any equity securities of any such entity.

      SECTION 3.5 FINANCIAL INFORMATION.

            (a) The consolidated and consolidating balance sheet of the Parent REIT and its Consolidated Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity (or comparable calculation, if such Person is not a corporation) and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, copies of which have been delivered to Administrative Agent, fairly present, in conformity with GAAP, the consolidated financial position of the Parent REIT and its Consolidated Subsidiaries as of such date and their consolidated results of operations, changes in stockholders' equity (or comparable calculation) and cash flows for such period.

            (b) The unaudited consolidated balance sheet of the Parent REIT and its Consolidated Subsidiaries as of June 30, 2005 and the related unaudited consolidated statements of operations and cash flows for the six (6) months then ended, copies of which have been delivered to Administrative Agent, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 3.5(a), the consolidated financial position of the Parent REIT and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the six (6) months then ended (subject to normal year-end adjustments and the absence of footnote disclosures). As of the date of such balance sheet and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long term leases or forward or long term commitments, which are not properly reflected on such balance sheet.

            (c) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct.

            (d) Since June 30, 2005 there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of Borrower or the Parent REIT and its Consolidated Subsidiaries, taken as a whole.

      SECTION 3.6 LITIGATION.

            Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Administrative Agent in writing, there is no Litigation pending, or to Borrower's knowledge threatened, against or affecting any Credit Party or, to Borrower's knowledge, any Property Lessee party to any Property Lease which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.

      SECTION 3.7 OWNERSHIP OF PROPERTY.

            Each Credit Party is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Credit Party. Such properties and assets are subject to no Liens, other than Permitted Liens.

      SECTION 3.8 NO DEFAULT.

            No Default or Event of Default has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.9 LABOR MATTERS.

            As of the Closing Date, there are no strikes or other labor disputes pending or, to Borrower's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

      SECTION 3.10 REGULATED ENTITIES.

            No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

      SECTION 3.11 USE OF PROCEEDS; MARGIN REGULATIONS.

            The proceeds of the Revolving Loans shall be used to repay in full all amounts outstanding under the Existing Agreement, for general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. None of the proceeds from the Revolving Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      SECTION 3.12 COMPLIANCE WITH LAWS; ANTI-TERRORISM LAWS.

            (a) Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

            (b) None of the Credit Parties nor, to the knowledge of Borrower, any of their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

      SECTION 3.13 TAXES.

            All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

      SECTION 3.14 COMPLIANCE WITH ERISA.

            (a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and, if requested by a Credit Party, the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

            (b) During the thirty-six (36) month period prior to the Closing Date or the making of any Revolving Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

      SECTION 3.15 CONSUMMATION OF OPERATIVE DOCUMENTS; BROKERS.

            Except as set forth on Schedule 3.15, and except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees, commissions or other expenses in connection herewith or therewith. All brokerage and finder's fees, commissions and other expenses payable in connection with the transactions contemplated by the Financing Documents have been paid in full by Borrower contemporaneously with the execution of the Financing Documents and the initial funding of the Revolving Loans. Except for fees payable to Administrative Agent and/or Lenders, and except as set forth in Schedule 3.15, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fee in connection herewith or therewith.

      SECTION 3.16 RELATED TRANSACTIONS.

            All transactions contemplated by the Operative Documents to be consummated on or prior to the date hereof have been so consummated (including, without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Operative Documents, true and complete copies of which have been delivered to Administrative Agent, and in compliance with all applicable Law.

      SECTION 3.17 MATERIAL CONTRACTS.

            Except for the Operative Documents and the other agreements set forth on Schedule 3.17 (collectively with the Operative Documents, the "MATERIAL CONTRACTS"), as of the Closing Date there are no (a) employment agreements covering the management of any Credit Party, (b) collective bargaining agreements or other labor agreements covering any employees of any Credit Party,
(c) agreements for managerial, consulting or similar services to which any Credit Party is a party or by which it is bound, (d) agreements regarding any Credit Party, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, Intellectual Property licenses or other lease or license agreements to which any Credit Party is a party, either as lessor or lessee, or as licensor or licensee, or (f) customer, distribution, marketing or supply agreements to which any Credit Party is a party, in each case with respect to the preceding clauses (a),
(c), (d), (e) and (f) requiring payment of more than $250,000 in any year, (g) partnership agreements to which any Credit Party is a general partner or joint venture agreements to which any Credit Party is a party, (h) third party billing arrangements to which any Credit Party is a party, or (i) any other agreements or instruments to which any Credit Party is a party, and, in the case of each of the foregoing clauses (a) through (i), the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 3.17 sets forth, with respect to each real estate lease agreement to which any Credit Party is a party (as a lessee) as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party), except for such Material Contracts the termination of which would not reasonably be expected to have a Material Adverse Effect.

      SECTION 3.18 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS
                   MATERIALS.

            Except in each case as set forth on Schedule 3.18, to the best of Borrower's knowledge:

            (a) no Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law and have given rise to, or could reasonably be expected to give rise to, remediation costs and expenses on the part of the Credit Parties in excess of $250,000. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination;

            (b) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to Borrower's knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials;

            (c) to the knowledge of Borrower, all oral or written notifications of a release of Hazardous Materials required to be filed by or on behalf of any Credit Party under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Credit Party;

            (d) no property now owned or leased by any Credit Party and, to the knowledge of Borrower, no such property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of Federal, state or local enforcement actions or, to the knowledge of Borrower, other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA;

            (e) there are no underground storage tanks located on any property owned or leased by any Credit Party that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Materials; and

            (f) there are no Liens under or pursuant to any applicable Environmental Laws on any real property or other assets owned or leased by any Credit Party, and no actions by any Governmental Authority have been taken or, to the knowledge of Borrower, threatened, which could subject any of such properties or assets to such Liens.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

      SECTION 3.19 INTELLECTUAL PROPERTY.

            Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All such Intellectual Property existing as of the Closing Date and registered with any United States or foreign Governmental Authority is set forth on Schedule 3.19. All Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.20 REAL PROPERTY INTERESTS.

            Except for leasehold interests disclosed on Schedule 3.20, and except for the ownership or other interests set forth on Schedule 3.20, no Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in real property. Schedule 3.20 sets forth, with respect to each parcel of real estate owned by any Credit Party as of the Closing Date, the address and legal description of such parcel.

      SECTION 3.21 SOLVENCY.

            Each Credit Party is Solvent.

      SECTION 3.22 FULL DISCLOSURE.

            None of the information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Administrative Agent and the Lenders by any Credit Party (or its agents) have been prepared on the basis of the assumptions stated therein. Such projections represent each Credit Party's best estimate of such Credit Party's future financial performance and such assumptions are believed by such Credit Party to be fair and reasonable in light of current business conditions; provided, however, that Borrower can give no assurance that such projections will be attained.

      SECTION 3.23 INTEREST RATE.

            The rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any usury or other law or applicable Laws, any of the Organizational Documents or any of the Operative Documents.

      SECTION 3.24 REPRESENTATIONS AND WARRANTIES INCORPORATED FROM OPERATIVE
                   DOCUMENTS.

            As of the Closing Date, each of the representations and warranties made in the Operative Documents by each of the Credit Parties party thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty shall be true as of such earlier date.

                                   ARTICLE 4
                              AFFIRMATIVE COVENANTS

            Borrower agrees that, so long as any Credit Exposure exists:

      SECTION 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

            (a) Borrower shall, and shall cause each other Credit Party to, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to Administrative Agent and the Lenders hereunder.

            (b) Borrower shall furnish to Administrative Agent (or cause to be furnished to Administrative Agent) the following financial information and reports in each case, in form and format and providing information satisfactory to Administrative Agent in its discretion:

                  (i) within forty-five (45) days of the end of each calendar quarter (other than a calendar quarter which is also the end of a Fiscal Year), unaudited consolidated quarterly financial statements (including a balance sheet, an income statement and a statement of cash flows) of the Parent REIT and its Consolidated Subsidiaries (including Borrower), in comparison to the same quarter and year-to-date for the prior Fiscal Year, and certified by a Responsible Officer of the Parent REIT;

                  (ii) within ninety (90) days after the end of each Fiscal Year, audited annual financial statements (including a balance sheet, an income statement and a statement of cash flows) of the Parent REIT and its Consolidated Subsidiaries on a consolidated basis;

                  (iii) with each of the financial statements furnished to Administrative Agent pursuant to subsections (i) and (ii) hereof, a Compliance Certificate in the form attached, including the calculations supporting the statements contained therein;

                  (iv) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Parent REIT or any Subsidiary to its stockholders or other equity holders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by the Parent REIT or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (v) as soon as available, an in any event within thirty (30) days after the end of each Fiscal Year of the Parent REIT, a copy of the Parent REIT's consolidated projections of revenues, expenses and balance sheet on a quarter-by-quarter basis, with such projections in reasonable detail prepared by the Parent REIT and in form satisfactory to Administrative Agent (which shall include a summary of all significant assumptions made in preparing such business plan);

                  (vi) promptly upon receipt thereof, copies of any reports by the independent accountants in connection with any audit;

                  (vii) within fifteen (15) days after timely filing thereof, the annual federal income tax returns with all schedules and exhibits thereto of Borrower and the Parent REIT; and

                  (viii) such additional information, reports or statements regarding the Credit Parties as Administrative Agent may from time to time reasonably request.

            The financial statements furnished to Administrative Agent pursuant to subsections (i) and (ii) hereof shall fairly represent the financial condition of the Parent REIT and its Consolidated Subsidiaries, shall be prepared in accordance with GAAP (except that quarterly financial statements shall not have footnotes and shall be subject to normal year end adjustments) and, with respect to annual financial statements, shall be audited by KPMG or such other independent certified public accountant reasonably acceptable to Administrative Agent.

            (c) As soon as available and in any event within thirty (30) days after the end of each calendar quarter, and from time to time upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent a Borrowing Base Certificate as of the most recent Borrowing Base Determination Date, together with such reconciliation reports as may be reasonably requested by Administrative Agent with respect to the components of such Borrowing Base Certificate. Within ten (10) Business Days after any request therefor, Borrower shall deliver to Administrative Agent such information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Administrative Agent may reasonably request.

            (d) At any time while and so long as an Event of Default shall be continuing, Borrower shall deliver to Administrative Agent a report of KPMG or other independent auditor reasonably satisfactory to Administrative Agent (which may be, or be affiliated with, a Lender) with respect to the components of the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects based upon a review by such auditor of the components included in calculation of the Borrowing Base.

            (e) From time to time, if Administrative Agent determines that obtaining Appraisals is necessary in order for a Lender to comply with applicable Laws, Borrower shall furnish to Administrative Agent Appraisals in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of the Properties owned by each Credit Party. In addition to the foregoing, Administrative Agent may, from time to time, but no more than once during each calendar year, require Borrower to obtain and deliver to Administrative Agent Appraisals in form and substance reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of the Properties owned by each Credit Party. In addition to the foregoing, Borrower may, from time to time, but no more than once during each calendar year, upon request to Administrative Agent and at Borrower's sole expense, obtain and deliver to Administrative Agent Appraisals in form and substance reasonably satisfactory to Administrative Agent stating the then current fair market values of all or any portion of the Properties owned by each Credit Party.

            (f) Promptly upon receipt or filing thereof, Borrower shall, and shall cause each Credit Party to, deliver to Administrative Agent copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Governmental Authority.

      SECTION 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS.

            Borrower shall, and shall cause each other Credit Party to, pay and discharge, at or before maturity (subject to applicable grace or cure periods), all of its obligations and liabilities under the Financing Documents. Borrower shall, and shall cause each other Credit Party to, (a) pay and discharge at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (b) maintain, in accordance with GAAP, appropriate reserves for the accrual of all of its obligations and liabilities, and (c) not breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

      SECTION 4.3 MAINTENANCE OF EXISTENCE; SINGLE PURPOSE ENTITY REQUIREMENTS.

            (a) Borrower shall, and shall cause each other Credit Party to preserve, renew and keep in full force and effect its existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

            (b) Borrower shall cause each Restricted Subsidiary and Material Subsidiary at all times to comply with all Single Purpose Entity Requirements.

            (c) Borrower shall cause the Parent REIT at all times to preserve its status as a REIT.

      SECTION 4.4 MAINTENANCE OF PROPERTY; PAYMENT OF TAXES; INSURANCE.

            (a) Borrower shall, and shall cause each other Credit Party to, keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of the Collateral becomes damaged or destroyed, Borrower shall, or shall cause the applicable Credit Party to, promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Administrative Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction. Borrower shall not, and shall not permit any Credit Party to, commit or allow waste or permit impairment or deterioration of the Collateral or abandon all or any part of the Collateral. Borrower shall, and shall cause each other Credit Party to, perform such acts to preserve the value of the Collateral. Borrower shall, and shall cause each other Credit Party to, (i) preserve its interest in and title to the Collateral and will forever warrant and defend the same against any and all claims made by, through or under a Credit Party or its Subsidiaries, and (ii) forever warrant and defend the validity and priority of the lien and security interest created in the Security Documents against the claims of all Persons whomsoever claiming by, through or under a Credit Party or its Subsidiaries. The foregoing warranty of title shall survive the foreclosure of the Security Documents and shall inure to the benefit of and be enforceable by Administrative Agent in the event Administrative Agent acquires title to any Collateral pursuant to any foreclosure.

            (b) Borrower shall, and shall cause each other Credit Party to, pay or cause to be paid all Taxes at least five (5) days (thirty (30) days in the case of Taxes assessed on Property constituting any portion of the Collateral) prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Administrative Agent, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Administrative Agent evidencing the payment thereof. If Borrower or any Credit Party shall fail to pay any Taxes in accordance with this Section 4.4(b) and is not contesting or causing a contesting of such Taxes pursuant to a Permitted Contest, Administrative Agent shall have the right, but shall not be obligated, to (for the account of all Lenders) pay such Taxes, and Borrower shall repay to Administrative Agent, on written demand, any amount paid by Administrative Agent, with interest thereon from the date of the advance thereof to the date of repayment, at the rate applicable during periods of Default hereunder, and such amount shall constitute a portion of the Obligations. Borrower shall not, and shall not permit any other Credit Party, to pay any Taxes or other obligations in installments unless permitted by applicable Laws, and shall, upon the request of Administrative Agent, deliver copies of all notices and bills relating to any Taxes or other charge covered by this Section to Administrative Agent.

            (c) Upon completion of any Permitted Contest, Borrower shall, or shall cause the applicable Credit Party to, immediately pay the amount due, if any, and deliver to Administrative Agent proof of the completion of the contest and payment of the amount due, if any, following which Administrative Agent shall return the security, if any, deposited with Lender pursuant to the definition of Permitted Contest.

            (d) Borrower shall, and shall cause each other Credit Party to, maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and coverage for business interruption, rent loss, professional liability and public liability insurance (including products/completed operations liability coverage) in each case of the kind and meeting the minimum requirements set forth in Exhibit I, and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably request; provided, however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document). All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent. Borrower shall not, and shall not permit any other Credit Party to, bring or keep any article on any business location of Borrower or any other Credit Party, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this Section 4.4(d) or Exhibit I, or would otherwise be prohibited by the terms thereof.

            (e) Borrower shall, and shall cause each other Credit Party to, deliver to Administrative Agent and the Lenders (i) upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower or any other Credit Party.

            (f) In the event Borrower or any other Credit Party fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement, Administrative Agent may purchase insurance at Borrower's expense to protect Administrative Agent's interests in the Collateral. This insurance may, but need not, protect any Credit Party's interests. The coverage purchased by Administrative Agent may not pay any claim made by any Credit Party or any claim that is made against any Credit Party in connection with the Collateral. The applicable Credit Party may later cancel any insurance purchased by Administrative Agent, but only after providing Administrative Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Collateral, to the fullest extent provided by law Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower or any other Credit Party is able to obtain on its own.

            (g) If any insurance proceeds are paid by check, draft or other instrument payable to a Credit Party and Administrative Agent jointly, Borrower authorizes Administrative Agent to endorse Borrower's or such other Credit Party's, as applicable, name thereon and do such other things as Administrative Agent may deem advisable to reduce the same to cash. Borrower shall not, and shall not permit any other Credit Party to, carry separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section. Borrower shall, and shall cause each other Credit Party to, promptly notify Administrative Agent of any loss, damage, or destruction to any Collateral, whether or not covered by insurance. Administrative Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply the same to the Obligations whether or not then due and payable; provided, however, that, if the proceeds of any casualty event involving loss, damage or destruction of the Collateral shall be less than $250,000, Administrative Agent shall distribute such insurance proceeds to Borrower and Borrower shall and hereby covenants to use such proceeds to repair or replace such Collateral. Administrative Agent is authorized and empowered, and Borrower hereby irrevocably appoints Administrative Agent as its attorney-in-fact (such appointment is coupled with an interest), at Administrative Agent's option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct the Credit Parties, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.

            (h) Notwithstanding the foregoing provisions of this Section 4.4, if a Property Lessee is required by the terms of the applicable Property Lease to make the payments or perform the obligations assigned to Borrower or a Credit Party pursuant to this Section 4.4, neither Borrower nor the Credit Parties shall be obligated to make such payments or perform such obligations, as the case may be, unless such Property Lessee shall have failed to make such payments or perform such obligations, as the case may be.

      SECTION 4.5 COMPLIANCE WITH LAWS.

            Borrower shall, and shall cause each other Credit Party to, comply with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon a material portion of the Collateral in favor of any Governmental Authority.

      SECTION 4.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS.

            Borrower shall, and shall cause each other Credit Party to, keep proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall permit, and shall cause each other Credit Party to permit, at the sole cost of Borrower, representatives of Administrative Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Administrative Agent), subject to the terms of the applicable Property Lease, with respect to each Eligible Property and any Property to be included in the calculation of the Borrowing Base prior to such inclusion, to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a Property audit and analysis of their respective operations and Property and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give Borrower or any applicable Credit Party commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default. Borrower shall cause each other Credit Party to cause each Property Lessee to permit, at the sole cost of Borrower, representatives of Administrative Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Administrative Agent), with respect to each Eligible Property included in the calculation of the Borrowing Base as of the most recent Borrowing Base Determination Date (other than an Eligible Property included in the calculation of the Borrowing Base as of the Closing Date) and any Property to be included in the calculation of the Borrowing Base prior to such inclusion, to examine and make abstracts or copies from such Property Lessee's books and records and to discuss such Property Lessee's affairs, finances and accounts with its respective officers, employees and independent public accountants as often as may reasonably be desired.

      SECTION 4.7 USE OF PROCEEDS.

            Borrower will use the proceeds of the initial Revolving Loans solely for payment of amounts due in respect of transaction fees incurred in connection with the Operative Documents and the refinancing on the Closing Date of Debt. The proceeds of Revolving Loans shall be used by Borrower solely for the purposes set forth in the preceding sentence and for working capital needs of Borrower and the other Credit Parties. No portion of the proceeds of the Revolving Loans will be used for family, personal, agricultural or household use.

      SECTION 4.8 LENDERS' MEETINGS.

            Within fifteen (15) days after the delivery to Administrative Agent and Lenders of financial statements pursuant to Sections 4.1(b), Borrower will, to the extent requested by either Administrative Agent or Required Lenders, conduct a meeting of Administrative Agent and the Lenders to discuss the most recently reported financial results and the financial condition of the Parent REIT and its Consolidated Subsidiaries, at which shall be present a Responsible Officer and such other officers of the Credit Parties as may be reasonably requested to attend by Administrative Agent or any Lender, such request or requests to be made within a reasonable time prior to the scheduled date of such meeting. Such meetings shall be held at a time and place convenient to the Lenders and to the Credit Parties and may be conducted by telephone.

      SECTION 4.9 ERISA.

            Borrower shall, and shall cause each other Credit Party and each Subsidiary of Borrower or any other Credit Party to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any Collateral. Borrower shall promptly notify Administrative Agent and each Lender of: (a) the occurrence of any reportable event (as defined in ERISA) with respect to a Pension Plan, (b) receipt of any notice by Borrower, any other Credit Party or any Subsidiary of Borrower or of any other Credit Party from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefore, (c) the intention of Borrower, any other Credit Party or any Subsidiary of Borrower or of any other Credit Party to terminate or withdraw from any Pension Plan, and (d) the occurrence of any event with respect to any Pension Plan which would result in the incurrence by Borrower, any other Credit Party or any Subsidiary of Borrower or of any other Credit Party of any material liability, fine or penalty, or any material increase in the contingent liability of Borrower, any other Credit Party or any Subsidiary of Borrower or of any other Credit Party with respect to any post-retirement Welfare Plan benefit.

      SECTION 4.10 HAZARDOUS MATERIALS; REMEDIATION.

            (a) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any Property, Borrower shall cause, or shall direct the applicable Restricted Subsidiary to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such Property as is necessary to comply with all Environmental Laws and to preserve the value of such Property. Borrower shall give prompt written notice to Administrative Agent of such release or disposal of Hazardous Materials and the actions Borrower or the applicable Restricted Subsidiary, as the case may be, proposes to take with respect thereto. Without limiting the generality of the foregoing, Borrower shall, and shall cause each Restricted Subsidiary to, comply with each Environmental Law requiring the performance at any Property by Borrower or such Restricted Subsidiary of activities in response to the release or threatened release of a Hazardous Material.

            (b) Borrower will provide Administrative Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance evidencing to the reasonable satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any Property as a result thereof, such demand to be made, if at all, upon Administrative Agent's reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

            (c) Notwithstanding the foregoing, if a Property Lessee is required by the terms of the applicable Property Lease to perform the obligations described in paragraphs (a) and (b) above, neither Borrower nor the Credit Parties shall be obligated to perform such obligations unless such Property Lessee shall have failed to perform such obligations.

      SECTION 4.11 NEW GUARANTORS.

            Upon the acquisition, incorporation or other creation of any direct or indirect Material Subsidiary which owns or is to own an Eligible Property to be included in the calculation of the Borrowing Base, Borrower shall (i) cause such Material Subsidiary to become a Guarantor through execution and delivery to Administrative Agent of a Financing Documents Guarantee, in form, content and scope reasonably satisfactory to Administrative Agent, on or before the date on which such Eligible Property is included in any calculation (pro forma or otherwise) of the Borrowing Base, (ii) cause such Material Subsidiary to deliver such other documentation as Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, such agreements and other documents required pursuant to Section 7.4(c), certified resolutions and other organizational and authorizing documents of such Material Subsidiary, favorable opinions of counsel to such Material Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to Administrative

Agent, and (iii) deliver to Administrative Agent updated exhibits and schedules, to the extent necessary, to each Financing Document.

      SECTION 4.12 FURTHER ASSURANCES.

            (a) Borrower shall, and shall cause each other Credit Party to, cause, at Borrower's own cost and expense, to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Credit Party, whether now owned or hereafter acquired.

            (b) Upon receipt of an affidavit of an officer of Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

      SECTION 4.13 LITIGATION.

            Borrower will give prompt written notice to Administrative Agent of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any other Credit Party which could have a Material Adverse Effect.

      SECTION 4.14 UPDATES OF REPRESENTATIONS.

            Borrower shall deliver to Administrative Agent within ten (10) days of the written request of Administrative Agent an Officer's Certificate updating all of the representations and warranties contained in this Agreement and the other Financing Documents and certifying that all of the representations and warranties contained in this Agreement and the other Financing Documents, as updated pursuant to such Officer's Certificate, are true, accurate and complete as of the date of such Officer's Certificate.

      SECTION 4.15 POWER OF ATTORNEY.

            Each of the officers of Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for the Credit Parties (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of a Credit Party upon any and all checks, drafts, money orders and other instruments for the payment of money that are payable to such Credit Party and constitute rental payments under a Property Lease, refunds of real estate Taxes or other income or proceeds of the Collateral; (b) the execute in the name of a Credit Party any financing statements, schedules, assignments, instruments, documents, and statements that such Credit Party is obligated to give Administrative Agent under this Agreement or any other Financing Document; (c) after the occurrence and during the continuance of a Default, take any action a Credit Party is required to take under this Agreement or any other Operative Document; and (d) do such other and further acts and deeds in the name of such Credit Party that Administrative Agent may deem necessary or desirable to enforce any Property Lease or perfect Administrative Agent's security interest or Lien in any Collateral. This power of attorney shall be irrevocable and coupled with an interest.

      SECTION 4.16 ESTOPPEL CERTIFICATES.

            After written request by Administrative Agent, which, absent an Event of Default shall not be more than once during any calendar year, Borrower shall, within fifteen (15) days and at Borrower's expense, furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (a) any offsets or defenses to the payment of the Obligations, and if any are alleged, the nature thereof, (b) that none of the Operative Documents have been modified or if modified, giving particulars of such modification, and (c) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

      SECTION 4.17 BORROWING BASE COLLATERAL ADMINISTRATION.

            (a) Borrower shall, and shall cause each Restricted Subsidiary to, keep all data and other information relating to Property Leases or other intangible Collateral at all times at their respective principal offices and Borrower shall not, and shall cause each Restricted Subsidiary not to, move such data and other information from such locations without (i) providing prior written notice to Administrative Agent, and (ii) obtaining the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

            (b) Whether or not an Event of Default has occurred, any of Administrative Agent's officers, employees or agents shall, upon prior written notice to Borrower, have the right, at any time or times hereafter, in the name of Administrative Agent or any designee of Administrative Agent or any Credit Party, to verify the validity, amount or any other matter relating to any Property Leases by mail, telephone, telegraph or otherwise, including, without limitation, verification of a Credit Party's compliance with applicable Laws. Borrower shall and shall cause each Credit Party to cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude such verification process. Notwithstanding the foregoing, Administrative Agent shall obtain Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed, with respect to any such verification that shall include contact with applicable federal, state and local regulatory authorities having jurisdiction over the Borrower's or any Credit Party's affairs; provided, that any contact with such regulatory authorities shall be carried out jointly by Borrower and Administrative Agent; provided however, that if Borrower fails to provide such consent within ten (10) Business Days of the date of receipt of notice from Administrative Agent, or if Borrower shall fail to cooperate with Administrative Agent to contact such regulatory authorities, the applicable Property shall cease to be included in the calculation of the Borrowing Base.

            (c) To expedite collection, Borrower shall endeavor in the first instance to make collection of payments due under Property Leases for Administrative Agent. Administrative Agent shall have the right at any time to notify Property Lessees that Administrative Agent has been granted a Lien upon all Property Leases, that Property Leases have been assigned to Administrative Agent and, following the occurrence of a Default, that payment of amounts under such Property Leases shall be made directly by such Property Lessees to Administrative Agent (and once such notice has been given to a Property Lessee, Borrower shall not, and shall cause each other Credit Party not to, give any contrary instructions to such Property Lessees without Administrative Agent's prior written consent).

                                   ARTICLE 5
                               NEGATIVE COVENANTS

          Borrower agrees that, so long as any Credit Exposure exists:

      SECTION 5.1 DEBT.

            Borrower shall cause each Restricted Subsidiary not to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for: (a) Debt under Material Contracts, including the Financing Documents; (b) intercompany Debt arising from loans made by such Restricted Subsidiary to a Credit Party, provided, however, that upon the request of Administrative Agent at any time, any such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Administrative Agent, the sole originally executed counterparts of which shall be pledged and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as security for the Obligations; (c) unsecured Debt in the form of trade payables aged in a manner consistent with such Restricted Subsidiary's past practices and not to exceed $500,000 in the aggregate at any time outstanding; and (d) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any equipment used by such Restricted Subsidiary in the operation of its business in the Ordinary Course of Business (including through Capital Leases).

      SECTION 5.2 LIENS.

            Borrower shall not, and shall cause each Credit Party not to, create, assume or suffer to exist, directly or indirectly, any Lien on any Collateral, except for Permitted Liens. Except as otherwise permitted herein, Borrower shall not, and shall cause Parent REIT not to, create, assume or suffer to exist, directly or indirectly, any Lien on the capital stock, membership interests, partnership interests or other ownership interests in any Restricted Subsidiary.

      SECTION 5.3 CONTINGENT OBLIGATIONS.

            Borrower shall cause each Restricted Subsidiary not to create, assume, incur or suffer to exist, directly or indirectly, any Contingent Obligations, except for:

            (a) Contingent Obligations arising in respect of the Debt under the Financing Documents and Letter of Credit Liabilities;

            (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business;

            (c) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $250,000 in the aggregate at any time outstanding;

            (d) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Administrative Agent mortgagee title insurance policies;

            (e) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.7; and

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            (f) other Contingent Obligations not permitted by clauses (a)
through (e) above, not to exceed $100,000 in the aggregate at any time outstanding.

      SECTION 5.4 RESTRICTED DISTRIBUTIONS.

            Borrower shall not, and shall cause each other Credit Party not to declare, order, pay, make or set apart, directly or indirectly, any sum for any Restricted Distribution. Notwithstanding the foregoing, the following Restricted Distributions may be made:

            (a) Borrower and each Restricted Subsidiary may, in any fiscal quarter, based on the immediately preceding twelve month period, make cash payments to their respective shareholders with respect to the equity interests of Borrower or such Restricted Subsidiary, as the case may be, provided that if an Event of Default has occurred and is continuing, Borrower and each Restricted Subsidiary may, in any fiscal quarter, based on the immediately preceding twelve month period, make cash payments to its shareholders with respect to the equity interests of Borrower or such Restricted Subsidiary, as the case may be, which, with the previous such cash payments in the three immediately preceding fiscal quarters, are not in excess of the greater of (1) ninety-five percent (95%) of the funds from operations (determined for Borrower or such Restricted Subsidiary, as the case may be, in accordance with the definition "Funds From Operation" but on an individual basis and not consolidated with any other entity) of Borrower or such Restricted Subsidiary, as the case may be, during such preceding twelve-month period, and (2) the amount required for Borrower or such Restricted Subsidiary, as the case may be, to maintain its status as a real estate investment trust under Sections 856-860 of the Code;

            (b) the Parent REIT may, in any fiscal quarter, make cash payments to its shareholders with respect to equity interests of the Parent REIT, provided that if an Event of Default has occurred and is continuing, the Parent REIT may, in any fiscal quarter, based on the immediately preceding twelve month period, make cash payments to its shareholders with respect to the equity interests of the Parent REIT which, with the previous such cash payments in the three immediately preceding fiscal quarters, are not in excess of the greater of
(1) ninety-five percent (95%) of the Funds From Operations of the Parent REIT during such preceding twelve-month period, and (2) the amount required for the Parent REIT to maintain its status as a real estate investment trust under Sections 856-860 of the Code; and

            (c) repayments of loans and/or payments of interest with respect to such loans made by a Restricted Subsidiary may be made if, and only to the extent that at the time of such repayment: (i) such indebtedness is evidenced by a promissory note that has been collaterally assigned to Administrative Agent,
(ii) the holder of such indebtedness has entered into a Subordination Agreement and such proposed repayment and/or payment of interest is permitted pursuant to the terms of such Subordination Agreement; (iii) no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result from the making of such repayment, and (iv) after giving effect to any such proposed repayment, the covenants set forth in Article 6, recomputed for the most recently ended month and quarter for which information is available as though such repayments and/or payments of interest had been paid during such month and quarter, shall not be breached and each Credit Party is in compliance with all other terms and conditions of this Agreement and the other Financing Documents, and Borrower shall have provided to Administrative Agent written evidence of such pro forma compliance as required under this clause (iv) at least five (5) Business Days prior to the making of any such proposed repayment.

      SECTION 5.5 RESTRICTIVE AGREEMENTS.

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            Borrower shall cause each Restricted Subsidiary not to enter into or assume, directly or indirectly, any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired. Borrower shall not, and shall cause the Parent REIT not to enter into or assume, directly or indirectly, any agreement (other than the Financing Documents) prohibiting the creation or assumption of any Lien upon any Collateral pledged by Borrower or the Parent REIT, as the case may be, whether now owned or hereafter acquired. Borrower shall cause each Restricted Subsidiary not to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents) on the ability of any Restricted Subsidiary to: (i) pay or make Restricted Distributions to any other Credit Party; (ii) pay any Debt owed to any other Credit Party; (iii) make loans or advances to any other Credit Party; or (iv) transfer any of its property or assets to any other Credit Party.

      SECTION 5.6 RESERVED.

      SECTION 5.7 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

            Borrower shall not, and shall cause each other Credit Party not to, directly or indirectly (a) consolidate or merge with or into any other Person or
(b) consummate any Asset Disposition if a Default or an Event of Default then exists or would result from any such Asset Disposition.

      SECTION 5.8 PURCHASE OF ASSETS, INVESTMENTS.

            Borrower shall cause each Restricted Subsidiary not to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; provided however, that nothing stated herein shall prevent the Parent REIT or Borrower from entering into a joint venture or partnership with any other Person for the sole purpose of organizing or forming a Restricted Subsidiary; or (c) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than:

            (a) Investments existing on the date of this Agreement and set forth on Schedule 5.8;

            (b) Cash Equivalents; and

            (c) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors.

      SECTION 5.9 TRANSACTIONS WITH AFFILIATES.

            Except as otherwise disclosed on Schedule 5.9, Borrower shall not, and shall cause each other Credit Party not to, enter into or permit to exist, directly or indirectly, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party, except for transactions that are disclosed to Administrative Agent in advance of being entered into and which in the reasonable judgment of Borrower contain terms that are no less favorable to the applicable Credit Party than those which might be obtained from a third party not an Affiliate of any Credit Party.

      SECTION 5.10 MODIFICATION OF ORGANIZATIONAL DOCUMENTS.

                                      -51-
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            Borrower shall cause each Restricted Subsidiary not to, directly or indirectly, amend or otherwise modify, any Organizational Documents of such Restricted Subsidiary, except for such amendments or other modifications required (a) under this Agreement or (b) by applicable Law and fully disclosed to Administrative Agent. Neither Borrower nor Parent REIT shall amend its Organizational Documents in a manner which could reasonably be expected to have a Material Adverse Effect, without Administrative Agent's reasonable consent.

      SECTION 5.11 MODIFICATION OF CERTAIN AGREEMENTS.

            Borrower shall not, and shall cause each other Credit Party not to, amend or otherwise modify, directly or indirectly, any Operative Document or Management Agreement which amendment or modification in any case:

            (a) is contrary to the terms of this Agreement or any other Financing Document;

            (b) could reasonably be expected to be adverse to the rights, interests or privileges of Administrative Agent or the Lenders or their ability to enforce the same;

            (c) results in the imposition or expansion in any material respect of any restriction or burden on Borrower or such other Credit Party; or

            (d) reduces in any material respect any rights or benefits of Borrower or such other Credit Party (it being understood and agreed that any such determination shall be in the discretion of Administrative Agent).

            Borrower shall, and shall cause each other Credit Party to, deliver to Administrative Agent, reasonably in advance of the execution of any amendment or other modification of any of the foregoing documents, any final or execution form copy of such amendment or other modification to such documents, except as permitted above, and Borrower shall not, and shall cause the applicable Credit Party not to, execute any such amendment or other modification without obtaining approval from Administrative Agent.

      SECTION 5.12 FISCAL YEAR.

            Borrower shall not, and shall cause each other Credit Party not to, change its Fiscal Year.

      SECTION 5.13 CONDUCT OF BUSINESS.

            Borrower shall not, and shall cause each other Credit Party not to, engage, directly or indirectly, in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.13 and businesses reasonably related thereto.

      SECTION 5.14 TRANSFERS.

            Except as specifically set forth herein, Borrower shall not, and shall cause each other Credit Party not to, permit or suffer any change of ownership or Control of Borrower or such Credit Party, as the case may be (except that there shall be no restriction on any transfer of ownership interests in the Parent REIT). Borrower shall not, and shall cause each other Credit Party not to, suffer or permit (a) any change in the management of any Property, except as permitted under the applicable Property Lease or (b) any Transfer other than a Permitted Transfer. Notwithstanding the foregoing, so long as the

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

Parent REIT is a REIT, transfers of direct or indirect ownership interests in the Parent REIT shall be permitted without notice to or consent by Administrative Agent or Lenders.

      SECTION 5.15 LEASE PAYMENTS.

            Borrower shall cause each Restricted Subsidiary not to incur or assume (whether pursuant to a Guarantee or otherwise), directly or indirectly, any liability for rental payments under a lease with a lease term of one year or more if, after giving effect thereto, the aggregate amount of minimum lease payments that the Restricted Subsidiaries have so incurred or assumed will exceed, on a consolidated basis, $250,000 for any calendar year under all such leases (excluding Qualified Ground Leases).

      SECTION 5.16 RESERVED.

      SECTION 5.17 RESERVED.

      SECTION 5.18 COMPLIANCE WITH ANTI-TERRORISM LAWS.

            Administrative Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent's policies and practices, Administrative Agent is required to obtain, verify and record certain information and documentation that identifies the Credit Parties and their respective principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow Administrative Agent to identify such party in accordance with Anti-Terrorism Laws. Borrower shall not, and shall cause each other Credit Party not to, directly or indirectly, knowingly enter into any Operative Documents or Material Contracts with any Person listed on the OFAC Lists. Borrower shall immediately notify Administrative Agent if Borrower has knowledge that Borrower or any other Credit Party is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Borrower shall not, and shall cause each other Credit Party not to, directly or indirectly knowingly (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or
(iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

                                   ARTICLE 6
                               FINANCIAL COVENANTS

            Borrower agrees that, so long as any Credit Exposure exists:

      SECTION 6.1 FIXED CHARGE COVERAGE RATIO.

            The Fixed Charge Coverage Ratio for any Defined Period shall not to be less than 1.65 to 1.00.

      SECTION 6.2 MAXIMUM LEVERAGE.

            The ratio of Total Indebtedness to Total Asset Value for any Defined Period shall not be greater than sixty-five percent (65%).

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      SECTION 6.3 MAINTENANCE OF NET WORTH.

            Tangible Net Worth shall at all times not be less than the sum of
(a) $200,000,000 plus (b) seventy-five percent (75%) of the aggregate net proceeds received by the Parent REIT or any of its Subsidiaries in connection with any offering of Stock or Stock Equivalents after the Closing Date of the Parent REIT or the Subsidiaries that results in an increase of Tangible Net Worth.

      SECTION 6.4 EVIDENCE OF COMPLIANCE.

            Borrower shall furnish to Administrative Agent, within thirty (30) days of the end of each calendar quarter, evidence (in form and content satisfactory to Administrative Agent) of compliance with the covenants in this Article. Such evidence shall include, without limitation, (i) a statement and report, on a form approved by Administrative Agent, detailing Borrower's calculations and (ii) if requested by Administrative Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Administrative Agent shall reasonably require) evidencing the propriety of the calculations.

                                   ARTICLE 7
                                   CONDITIONS

      SECTION 7.1 CONDITIONS TO CLOSING.

            The obligation of each Lender to make the initial Revolving Loans, of Administrative Agent to issue any Support Agreements on the Closing Date and of any LC Issuer to issue any Lender Letter of Credit on the Closing Date shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Administrative Agent, and to the satisfaction of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders in their sole discretion:

            (a) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

            (b) the absence, since June 30, 2005, of any material adverse change in any aspect of the business, operations, properties, prospects or condition (financial or otherwise) of any Credit Party, or any event or condition which could reasonably be expected to result in such a material adverse change;

            (c) the receipt of the initial Borrowing Base Certificate, prepared as of the Closing Date; and

            (d) receipt by Administrative Agent of such other documents, instruments and/or agreements as Administrative Agent may reasonably request.

      SECTION 7.2 CONDITIONS TO EACH REVOLVING LOAN, SUPPORT AGREEMENT AND LENDER LETTER OF CREDIT.

            The obligation of the Lenders to make a Revolving Loan (other than Revolving Loans made pursuant to Section 2.5(c)), of Administrative Agent to issue any Support Agreement or of any LC Issuer to issue any Lender Letter of Credit (including, in each case, on the Closing Date) is subject to the satisfaction of the following additional conditions:

            (a) in the case of a Revolving Loan Borrowing, receipt by Administrative Agent of a Notice of Borrowing (or telephonic notice as permitted by Section 2.2(b)(ii)) and updated Borrowing Base Certificate in accordance with
Section 2.2(b) and, in the case of any Support Agreement or Lender Letter of Credit, receipt by Administrative Agent of a Notice of LC Credit Event in accordance with Section 2.5(a);

            (b) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

            (c) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing;

            (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such date; and

            (e) the fact that no material adverse change in the condition (financial or otherwise), properties, business, prospects, or operations of any Credit Party shall have occurred and be continuing since the date of this Agreement.

            Each giving of a Notice of LC Credit Event hereunder, each giving of a Notice of Borrowing hereunder and each acceptance by Borrower of the proceeds of any Revolving Loan made hereunder shall be deemed to be (y) a representation and warranty by Borrower on the date of such notice or acceptance as to the facts specified in Section 7.2, and (z) a restatement by Borrower that each and every one of the representations made by it in any of the Financing Documents is true and correct in all material respects (except to the extent that such representations and warranties expressly relate solely to a specific date in which case such representation or warranty shall be true and correct as of such date).

      SECTION 7.3 SEARCHES.

            Before Closing, and thereafter (as and when determined by Administrative Agent in its discretion), Administrative Agent shall have the right to perform, all at Borrower's expense, the searches described in clauses
(a), (b), (c) and (d) below against any Credit Party, the results of which are to be consistent with Borrower's representations, warranties and covenants under this Agreement:

            (a) UCC searches with the Secretary of State and local filing offices of each jurisdiction where the applicable Credit Party maintains its executive offices, a place of business, or assets and the jurisdiction in which such Credit Party is organized;

            (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above;

            (c) real property title and lien searches in each jurisdiction in which any Property is located; and

            (d) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Credit Party and the exact legal name under which such Credit Party is organized.

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

      SECTION 7.4 ELIGIBLE PROPERTY ADDITIONS, DELETIONS AND SUBSTITUTIONS.

            (a) Upon ten (10) Business Days' prior written notice from Borrower to Administrative Agent, Borrower can designate that a Property to be included in the calculation of the Borrowing Base (subject to the other requirements for a Property qualifying as an Eligible Property) or deleted from the calculation of the Borrowing Base. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Borrowing Base as of the addition or deletion of the designated Property, and with respect to a deletion, Borrower's certification in such detail as reasonably required by Administrative Agent that such deletion shall not cause or result in (A) a violation of the Borrowing Base Requirements, (B) an Event of Default, or (C) the Borrower failing to comply with any of the financial covenants contained herein. Each addition shall be in a minimum amount equal to $5,000,000 Borrowing Base Value and shall be subject to approval by Administrative Agent.

            (b) Upon ten (10) Business Days prior written notice from Borrower to Administrative Agent, Borrower may, from time to time, substitute a Property (subject to the other requirements for a Property qualifying as an Eligible Property) for an Eligible Property included in the calculation of the Borrowing Base, provided, that after giving effect to such substitution (x) there shall not be continuing an Event of Default and (y) the Borrowing Base Requirements shall be satisfied. Such notice shall be accompanied by a Borrowing Base Certificate setting forth the components of the Borrowing Base as of the substitution of the designated Property and showing that there shall not be a reduction in the Borrowing Base Value.

            (c) Concurrently with any written notice delivered to Administrative Agent pursuant to Section 7.3(a) or (b), as the case may be, Borrower shall deliver, or cause to be delivered, to Administrative Agent (i) the searches described in Section 7.3 and (ii) such other documentation as Administrative Agent may reasonably request in connection therewith, all in form, content and scope reasonably satisfactory to Administrative Agent. The obligation of Administrative Agent to include such Property in the calculation of the Borrowing Base shall be subject to Administrative Agent's receipt of (i) results, satisfactory to Administrative Agent in its discretion, of an audit, performed by Administrative Agent or its representative, at Borrower's expense, of the cash flows with respect to such Property for the twelve months most recently ended, and (ii) the Eligible Property Deliverables with respect to such Property.

            (d) Notwithstanding anything contained in this Agreement to the contrary, the Required Lenders in their reasonable discretion may (i) at Borrower's request, include a Property in the calculation of the Borrowing Base despite the failure of such Property to otherwise qualify as an Eligible Property and (ii) upon ten (10) Business Days' prior written notice to Borrower, designate that a Property shall no longer be included in the calculation of the Borrowing Base upon their determination that such Property ceases to meet the criteria set forth in the definition of Eligible Property, provided however, that if during such ten (10) Business Day Period Borrower can satisfy or cause to be satisfied those requirements deemed unsatisfied by the Required Lenders, such Property shall remain an Eligible Property.

            (e) If a Property Lessee exercises its option under the related Property Lease to purchase (and in fact does purchase) the related Property from the applicable Restricted Subsidiary, Borrower shall, or shall cause such Restricted Subsidiary to, pay to Administrative Agent, by deposit to the Payment Account, (i) if no Default or Event of Default shall have occurred and be continuing, an amount equal to the lesser of (x) a portion of the purchase price received from or on behalf of such Property Lessee in an amount such that, after giving effect to the application of such amount to the reduction of the Revolving Loans or the cash collateralization of Letter of Credit Liabilities and the removal of such Property from the calculation of the Borrowing Base, the Revolving Loan Outstandings would be less than or equal to the Borrowing Base and (y) the amount of such purchase price and (ii) if a Default or an Event of Default shall have occurred and be continuing, an amount equal the amount of such purchase price; provided, that if the Revolving Loan Outstandings exceed the Borrowing Base (after giving effect to the repayment of the Revolving Loans or the cash collateralization of Letter of Credit Liabilities with such purchase price (or portion thereof) deposited in the Payment Account and the removal of such Property from the calculation of the Borrowing Base), Borrower shall deposit to the Payment Account the amount of such excess; provided, further, that nothing contained in this section shall affect Borrower's obligations under Section 2.2(b). Such purchase price (or portion thereof) and amount, if any, from Borrower deposited to the Payment Account shall be applied to repay the Revolving Loans or to cash collateralize Letter of Credit Liabilities. Upon deposit to the Payment Account of such purchase price (or portion thereof) and amounts, if any, from Borrower, Administrative Agent shall, at Borrower's expense, take all such action reasonably requested by Borrower to release any Lien granted to or held by Administrative Agent with respect to such Property under any Security Document.

                                   ARTICLE 8
                                    RESERVED

                                   ARTICLE 9
                              REAL PROPERTY MATTERS

            Borrower agrees that, so long as any Credit Exposure exists:

      SECTION 9.1 LEASES.

            (a) Without the prior written consent of Administrative Agent, Borrower shall not, and shall cause each other Credit Party not to enter into any Leases with respect to any Property other than the Property Leases or any ground lease of any Property other than a Qualified Ground Lease.

            (b) If Administrative Agent consents to the modification or renewal of any existing Property Lease, at Administrative Agent's request, Borrower shall, and shall cause the applicable Restricted Subsidiary to, cause the tenant thereunder to execute a subordination and attornment agreement in form and substance satisfactory to Administrative Agent.

            (c) Borrower shall cause each Restricted Subsidiary not to suffer or permit any breach or default to occur in any of such Restricted Subsidiary's obligations under any of the Property Leases nor suffer or permit the same to terminate by reason of any failure of such Restricted Subsidiary to meet any requirement of any Property Lease. Borrower shall notify Administrative Agent promptly in writing in the event a Property Lessee commits a default under a Property Lease. Borrower shall notify Administrative Agent promptly in writing in the event a tenant other than a Property Lessee commits a material default under a Property Lease.

      SECTION 9.2 PROPERTY USE AND OPERATION.

            (a) Without the prior written consent of Administrative Agent in each instance, which consent shall not be unreasonably withheld or delayed, Borrower shall not, and shall cause each other Credit Party not to, demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Properties or any portion thereof. No excavation, construction, earth work, site work or any other mechanic's lienable work shall be done to or for the benefit of a Property, without Administrative Agent's approval, except for normal repair and maintenance in the ordinary course of business or as provided for in the Property Leases. Borrower shall, and shall cause each Restricted Subsidiary to, (i) take good care of such Restricted Subsidiary's Properties, including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Laws, (ii) promptly make all repairs to such Properties, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain such Properties in a manner appropriate for its use, and (iii) not commit or suffer to be committed any waste of such Properties or do or suffer to be done anything which will increase the risk of fire or other hazard to such Properties or impair the value thereof, in each case, at Borrower's and such Restricted Subsidiary's expense. Borrower shall, and shall cause each Restricted Subsidiary to, cause the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Properties to be kept clean and free from dirt, snow, ice, rubbish and obstructions.

            (b) Each Credit Party's personal property delivered upon, attached to, used or required to be used in connection with the operation of any Property (collectively, the "FF&E") shall always be located at such Property and shall be kept free and clear of all Liens other than the Permitted Liens. Borrower shall not, and shall cause each other Credit Party not to, remove or permit to be removed from any Property any of the FF&E except to repair or replace the same, in each case, without the prior written consent of Administrative Agent.

      SECTION 9.3 CASUALTY PROCEEDS.

            (a) Borrower shall notify Administrative Agent promptly of the commencement or threat of any Taking of any Property or any portion thereof or of the occurrence of any casualty with respect to any Property.

            (b) Subject to the provisions of Section 9.4 below, Administrative Agent may elect to collect, retain and apply against the Obligations of Borrower under this Agreement or any of the other Financing Documents all proceeds of insurance resulting from any loss at any Property or of any Taking of all or any portion of a Property (individually and collectively referred to as "CASUALTY PROCEEDS") after deduction of all expenses of collection and settlement, including reasonable attorneys' and adjusters' fees and charges. Any Casualty Proceeds remaining after repayment of the Obligations shall be paid by Administrative Agent to Borrower.

            (c) Notwithstanding anything in Section 9.3(b) to the contrary and subject to the terms of the applicable Property Lease, in the event of any casualty to any Property or any Taking of part of any Property, Administrative Agent agrees to make available the Casualty Proceeds to restoration of such Property if (i) no Event of Default exists, (ii) all Casualty Proceeds are deposited with Administrative Agent, (iii) in Administrative Agent's reasonable judgment, the amount of Casualty Proceeds available for restoration of such Property is sufficient to pay the full and complete costs of such restoration,
(iv) the related Property Lease in effect at the time of such casualty or Taking will not be terminated as a result of such casualty or Taking, (v) the casualty or Taking will not render such Property unsuitable for the use described in the related Property Lease, (vi) in Administrative Agent's reasonable determination, such Property can be restored to an architecturally and economically viable Property in compliance with applicable Laws, (vii) each Guarantor, if any, reaffirms any Financing Documents Guarantee and any other Financing Document to which it is a party, in writing, and (viii ) in Administrative Agent's reasonable determination, such restoration is likely to be completed not later than six (6) months prior to the Termination Date.

            (d) Notwithstanding the foregoing, if the damage to a Property does not exceed $250,000, and so long as no Default has occurred and is continuing, Borrower shall be entitled to receive the Casualty Proceeds attributable thereto, provided, however, that Borrower shall use the Casualty Proceeds to restore or rebuild such Property to its condition prior to such casualty or Taking.

            (e) If in connection with any casualty to a Property or any Taking of part of a Property the related Property Lessee exercises its option under the related Property Lease to purchase (and in fact does purchase) such Property from the applicable Restricted Subsidiary, Borrower shall, or shall cause such Restricted Subsidiary to, pay to Administrative Agent, by deposit to the Payment Account, (i) if no Default or Event of Default shall have occurred and be continuing, an amount equal to the lesser of (x) a portion of the purchase price received from or on behalf of such Property Lessee in an amount such that, after giving effect to the application of such amount to the reduction of the Revolving Loans and the deletion of such Property from the calculation of the Borrowing Base, the Revolving Loan Outstandings would be less than or equal to the Borrowing Base and (y) the amount of such purchase price and (ii) if a Default or an Event of Default shall have occurred and be continuing, an amount equal the amount of such purchase price; provided, that if the Revolving Loan Outstandings exceed the Borrowing Base (after giving effect to the repayment of the Revolving Loans or the cash collateralization of Letter of Credit Liabilities with such purchase price (or portion thereof) deposited in the Payment Account and the removal of such Property from the calculation of the Borrowing Base), Borrower shall deposit to the Payment Account the amount of such excess; provided, further, that nothing contained in this section shall affect Borrower's obligations under Section 2.2(b). Such purchase price (or portion thereof) and amount, if any, from Borrower deposited to the Payment Account shall be applied to repay the Revolving Loans or to cash collateralize Letter of Credit Liabilities. Upon deposit to the Payment Account of such purchase price (or portion thereof) and amounts, if any, from Borrower, Administrative Agent shall, at Borrower's expense, take all such action reasonably requested by Borrower to release any Lien granted to or held by Administrative Agent with respect to such Property under any Security Document.

      SECTION 9.4 OBLIGATION TO REBUILD AND USE OF CASUALTY PROCEEDS THEREFOR.

            (a) In case Administrative Agent does not elect to apply or does not have the right to apply the Casualty Proceeds to the Obligations, as provided in
Section 9.3 above, Borrower shall, and shall cause each other Credit Party to:

                  (i) subject to the terms of the applicable Property Lease, proceed with diligence to make settlement with insurers or the appropriate Governmental Authorities and cause the Casualty Proceeds to be deposited with Administrative Agent, in each case;

                  (ii) in the event of any delay in making settlement with insurers or the appropriate Governmental Authorities or effecting collection of the Casualty Proceeds, deposit with Administrative Agent the full amount required to complete construction as aforesaid;

                  (iii) n the event the Casualty Proceeds are insufficient to assure Administrative Agent that the all contemplated repairs or construction will be completed, promptly deposit with Administrative Agent any amount necessary to assure that such contemplated repairs or construction will be completed; and

                  (iv) subject to the terms of the applicable Property Lease, promptly proceed with the assumption of construction of the affected Property, including the repair of all damage resulting from such fire, Taking or other cause and restoration to its former condition.

            (b) Any request by Borrower for a disbursement by Administrative Agent of Casualty Proceeds and funds deposited by Borrower shall be treated by Administrative Agent as if such request were for an advance of the Revolving Loans hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Revolving Loans.

            (c) Notwithstanding anything to the contrary, if the damage to a Property does not exceed $250,000, and so long as no Default has occurred and is continuing, Borrower may, subject to the terms of the applicable Property Lease, settle and adjust any claim without the consent of Administrative Agent and agree with the insurers (or Governmental Authority, in the case of a Taking) on the amount to be paid upon the loss, provided, however, that such adjustment is carried out in a competent and timely manner. Any monies collected under this subsection (c) shall be applied in accordance with Section 11.6.

            (d) If the damage to any Property exceeds $250,000, then Administrative Agent may, subject to the terms of the applicable Property Lease, elect to file the respective proof of loss, settle and adjust any claim without the consent of Borrower or any other Credit Party and agree with the insurers on the amount of the Casualty Proceeds in the place and stead of Borrower or any other Credit Party and without the consent of Borrower or any other Credit Party; provided, however, that so long as no Default exist, Administrative Agent agrees to work with Borrower and to keep Borrower fully apprised of any and all action Administrative Agent takes to settle or adjust any claim. Borrower hereby releases Administrative Agent from any and all liability with respect to the settlement and adjustment by Administrative Agent of any claims in respect of any casualty.

      SECTION 9.5 TAX REDUCTION PROCEEDINGS.

            After an Event of Default, Borrower shall be deemed to have appointed Administrative Agent as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of each Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Obligations remains unpaid and any Event of Default shall be continuing.

      SECTION 9.6 COMMINGLING; FIRPTA.

            Neither Borrower nor any other Credit Party has commingled, nor has Borrower or any other Credit Party permitted or caused to be commingled, the funds related to the Properties with funds from any other property, except to the extent that such funds related to the Properties can be accounted for by the Borrower or such other Credit Party and are readily identifiable as funds separate and apart from any other property. Neither Borrower nor any Restricted Subsidiary nor any partner, stockholder or member in Borrower or any Restricted Subsidiary is or will be, and no legal or beneficial interest of a partner, stockholder or member in Borrower or any Restricted Subsidiary is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of the Internal Revenue Code Sections 897, 1445 or 7701, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

      SECTION 9.7 REPRESENTATIONS AND WARRANTIES.

      To induce Administrative Agent and Lenders to enter into this Agreement and to make the Revolving Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Administrative Agent and each Lender the following with respect to each individual Property, standing alone and without reliance upon any other Property:

            (a) Except as disclosed to Administrative Agent in writing, (i) no condemnation of any portion of any Property, has commenced or, to Borrower's knowledge, is contemplated by any Governmental Authority, (ii) no condemnation or relocation of any roadways abutting any Property has commenced or, to Borrower's knowledge, is contemplated by any Governmental Authority, and (iii) no proceeding to deny access to any Property from any point or planned point of access to such Property, has commenced or, to Borrower's knowledge, is contemplated by any Governmental Authority.

            (b) Except as disclosed to Administrative Agent on the land title surveys delivered to Administrative Agent with respect to any Property, no material portion of any building or other improvement encroaches upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to such Property not covered by title insurance reasonably acceptable to Administrative Agent. Such Property is accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. Such Property has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, other required public utilities, fire and police protection, and means of access between such Property and public highways; none of the foregoing will be foreseeably delayed or impeded by virtue of any requirements under any applicable Laws. The parcels of land comprising such Property are contiguous, subdivided parcels and are in full compliance with applicable subdivision ordinances. No subdivision or resubdivision of such parcels is required to: (y) convey, transfer, assign or lease such parcels, either individually or as a whole; or (z) rebuild after a casualty all or any portion of the improvements on such Property to current size and configuration.

            (c) Each Property is taxed separately without regard to any other property and for all purposes such Property may be mortgaged, conveyed and otherwise dealt with as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against such Property or any part thereof, except general real estate taxes for the current fiscal year not yet due or payable. There is no pending or, to Borrower's knowledge, contemplated action pursuant to which any special assessment may be levied against any portion of such Property.

            (d) There has been no damage or destruction of any part of any Property by fire or other casualty that has not been repaired. Except for the deferred maintenance items, if any, reflected on Schedule 9.7 or as part of routine maintenance or capital improvements required to be made by Borrower or the applicable Restricted Subsidiary under this Agreement, there are presently no existing defects in any Property and no repairs or alterations thereof are reasonably necessary or appropriate.

            (e) Except for the Property Leases which have been provided to and approved by Administrative Agent in writing and any Qualified Ground Lease, neither Borrower nor any Credit Party has entered into any non-residential Leases that are currently in effect.

                                   ARTICLE 10
                                    RESERVED

                                   ARTICLE 11
                                EVENTS OF DEFAULT

      SECTION 11.1 EVENTS OF DEFAULT.

            For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "EVENT OF DEFAULT":

            (a) Borrower shall fail to pay (i) when due the principal amount of any Revolving Loan or (ii) within five (5) days of the due date therefor, any interest, premium or fee under any

Financing Document or any other amount (other than the principal amount of any Revolving Loan) payable under any Financing Document;

            (b) Borrower shall fail to observe or perform any covenant contained in (i) Section 4.2, 4.3(b) or (c), 4.4(b) or (c), 4.7, 9.1(a) or 9.2 or Article
5 or 6, (ii) Section 4.1, 4.4(d) or (e), 4.6, 4.8, 4.9, 4.12, 4.13, 4.14, 4.16,
9.1(c) or 9.3 and such failure is not remedied or waived within ten (10) days after the earlier of (x) receipt by Borrower of notice from Administrative Agent or Required Lenders of such failure and (y) actual knowledge of Borrower of such failure, or (iii) Section 4.3(a), 4.4(a), 4.5, 4.10, 4.11, 4.17, 9.1(b), 9.4,
9.6 or 9.7 and such failure is not remedied or waived within thirty (30) days after the earlier of (x) receipt by Borrower of notice from Administrative Agent or Required Lenders of such failure and (y) actual knowledge of Borrower of such failure, provided, that if any such failure in this clause (iii) is not capable of being remedied within such thirty (30) days, Borrower shall have an additional sixty (60) days to remedy such failure provided Borrower is diligently proceeding to effect such remedy; provided, further, that the failure of Borrower to observe or perform any covenant contained in Section 4.4(a), (b),
(c), (d) or (e) shall not be an Event of Default under this Section 11.1(b) if a Property Lessee is making the payments or performing the obligations set forth therein, as contemplated by Section 4.4(h);

            (c) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 11.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (i) receipt by Borrower of notice from Administrative Agent or Required Lenders of such default, or (ii) actual knowledge of Borrower or any other Credit Party of such default;

            (d) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

            (e) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Revolving Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Revolving Loans), if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt to cause, Debt or other liabilities having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity, to the extent that the acceleration of any such Debt could have a Material Adverse Effect;

            (f) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

            (h) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $250,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $250,000;

            (i) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $250,000 with respect to a Restricted Subsidiary or aggregating in excess of $1,000,000 with respect to Borrower or the Parent REIT, shall be rendered against any such Credit Party and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty
(20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

            (j) (i) the Parent REIT shall cease, directly or indirectly, to own and control (A) at least 51% of the outstanding equity interests of Borrower or
(B) 100% of the general partner of Borrower or (ii) Borrower shall cease to own and control at least 51% of the outstanding equity interests of any Restricted Subsidiary;

            (k) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

            (l) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of ten (10) days;

            (m) the institution by any Governmental Authority of criminal proceedings against any Credit Party; and/or

            (n) any Operative Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Operative Document; or any Credit Party denies that it has any or further liability or obligation under any Operative Document, or purports to revoke, terminate or rescind any Operative Document.

            All cure periods provided for in this Section shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

      SECTION 11.2 ACCELERATION AND SUSPENSION OR TERMINATION OF REVOLVING LOAN
                   COMMITMENT.

            Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and shall if requested by Required Lenders,
(a) by notice to Borrower suspend or terminate the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage), and/or (b) by notice to Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 11.1(f) or 11.1(g) above, without any notice to Borrower or any other act by Administrative Agent or the Lenders, the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

      SECTION 11.3 CASH COLLATERAL.

            If (a) any Event of Default specified in Section 11.1(f) or 11.1(g) shall occur, (b) the Obligations shall have otherwise been accelerated pursuant to Section 11.2, or (c) the Revolving Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall have been terminated pursuant to Section 11.2, then without any request or the taking of any other action by Administrative Agent or the Lenders, Borrower shall immediately comply with the provisions of Section 2.5(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

      SECTION 11.4 DEFAULT RATE OF INTEREST.

            At the election of Administrative Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, (a) the Revolving Loans and other Obligations shall bear interest at rates that are five percent (5.0%) per annum in excess of the rates otherwise payable under this Agreement, and (b) the fee described in Section 2.5(b) shall increase by a rate that is five percent (5.0%) in excess of the rate otherwise payable under such Section.

      SECTION 11.5 SETOFF RIGHTS.

            During the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all
(a) balances held by such Lender or any of such Lender's Affiliates at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender's Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 11.5.

      SECTION 11.6 APPLICATION OF PROCEEDS.

            Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of Borrower or any Guarantor of all or any part of the Obligations, and, as between Borrower on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement or the other Financing Documents; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement or the other Financing Documents; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Financing Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

      SECTION 11.7 WAIVERS.

            (a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, instruments, chattel paper and Guarantees at any time held by Lenders on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent's or any Lender's taking possession or control of, or to Administrative Agent's or any Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

            (b) Borrower for itself and all endorsers, guarantors and sureties and heir, heirs, legal representatives, its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Administrative Agent or any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Administrative Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of Administrative Agent or any Lender for any tax on the indebtedness; and (iv) expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

            (c) To the extent that Administrative Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Revolving Loans or to any subsequent disbursement of Revolving Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Administrative Agent or any Lender of such requirements with respect to any future disbursements of Revolving Loan proceeds and Administrative Agent may at any time after such acquiescence require Borrower to comply with all such requirements. Any forbearance by Administrative Agent or any Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Revolving Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Revolving Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Administrative Agent's or any Lender's acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Administrative Agent's or such Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Administrative Agent as the result of an Event of Default shall not be a waiver of Administrative Agent's right to accelerate the maturity of the Revolving Loans, nor shall Administrative Agent's receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party's default in payment of sums secured by any of the Financing Documents.

            (d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and the Lenders are not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or Lenders shall remain in full force and effect until Administrative Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by the Credit Parties and the Financing Documents and other security instruments or agreements securing the Revolving Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of the obligations of the Credit Parties under the Financing Documents.

            (e) Nothing contained herein or in any other Financing Document shall be construed as requiring Administrative Agent or any Lender to resort to any part of the Collateral for the satisfaction of any obligations of the Credit Parties under the Financing Documents in preference or priority to any other Collateral, and Administrative Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of obligations of the Credit Parties under the Financing Documents. In addition, Administrative Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Administrative Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Administrative Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Administrative Agent or the Required Lenders elect to accelerate less than the entire outstanding principal balance of the Revolving Loans, Administrative Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Revolving Loans accelerated and such other sums secured by one or more of the Financing Documents as Administrative Agent may elect. Notwithstanding one or

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more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

            (f) Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of the any of the Collateral or require Administrative Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Administrative Agent, the foreclosure and sale either separately or together of each part of the Collateral.

      SECTION 11.8 INJUNCTIVE RELIEF.

            The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party's obligations under any Financing Documents, Administrative Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Borrower waives the requirement of the posting of any bond in connection with such injunctive relief.

      SECTION 11.9 MARSHALLING.

            Administrative Agent and Lenders shall have no obligation to marshal any assets in favor of any Credit Party, or against or in payment of any of the other Obligations or any other obligation owed to Administrative Agent or Lenders by any Credit Party.

                                   ARTICLE 12
                             EXPENSES AND INDEMNITY

      SECTION 12.1 EXPENSES.

            Borrower hereby agrees to promptly pay (a) all reasonable costs and expenses of Administrative Agent (including, without limitation, the reasonable fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Administrative Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Administrative Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including: (i) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (ii) any periodic public record searches conducted by or at the request of Administrative Agent (including, without limitation, title investigations, UCC searches, fixture filing searches, judgment, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (b) without limitation of the preceding clause (a), all reasonable costs and expenses of Administrative Agent (including recordation and transfer taxes) in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, (c) without limitation of the preceding clause (a), all costs and expenses of Administrative Agent in connection with (i) protecting, storing, insuring, handling, maintaining or selling any Collateral; (ii) any litigation, dispute, suit or proceeding relating to any Operative Document; and

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(iii) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Operative Documents, and (d) all costs and expenses incurred by Lenders in connection with any litigation, dispute, suit or proceeding relating to any Operative Document and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Operative Documents, provided, however, that to the extent that the costs and expenses referred to in this clause (d) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for counsel to Administrative Agent and for only one counsel acting for all Lenders (other than Administrative Agent).

      SECTION 12.2 INDEMNITY.

            Borrower hereby agrees to indemnify, pay and hold harmless Administrative Agent and Lenders and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of Administrative Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Administrative Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Operative Documents (including
(a)(i) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower, any Subsidiary or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (ii) arising out of or relating to the offsite disposal of any materials generated or present on any such property, or (iii) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Subsidiary, and (b) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Revolving Loans and Letters of Credit, except that Borrower shall not have any obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

                                   ARTICLE 13
                              ADMINISTRATIVE AGENT

      SECTION 13.1 APPOINTMENT AND AUTHORIZATION.

            Each Lender hereby irrevocably appoints and authorizes Administrative Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 13.16 and to the terms of the other Financing Documents, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 13 are solely for the benefit of Administrative Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

      SECTION 13.2 ADMINISTRATIVE AGENT AND AFFILIATES.

            Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent, and Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Administrative Agent hereunder.

      SECTION 13.3 ACTION BY ADMINISTRATIVE AGENT.

            The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

      SECTION 13.4 CONSULTATION WITH EXPERTS.

            Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      SECTION 13.5 LIABILITY OF ADMINISTRATIVE AGENT.

            Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Administrative Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

      SECTION 13.6 INDEMNIFICATION.

            Each Lender shall, in accordance with its Pro Rata Share, indemnify Administrative Agent (to the extent not reimbursed by Borrower or any other Credit Party) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Administrative Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Administrative Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Administrative Agent hereunder or thereunder. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

      SECTION 13.7 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS.

            Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Administrative Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 13.6.

      SECTION 13.8 CREDIT DECISION.

            Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

      SECTION 13.9 COLLATERAL MATTERS.

            Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Administrative Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Letters of Credit;

or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents), and (b) release or subordinate any Lien granted to or held by Administrative Agent under any Security Document constituting property described in Section 5.7(b) (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property described in
Section 5.7(b)). Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent's authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 13.9.

      SECTION 13.10 AGENCY FOR PERFECTION.

            Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent's instructions or transfer control to Administrative Agent in accordance with Administrative Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Revolving Loans unless instructed to do so by Administrative Agent (or consented to by Administrative Agent, as provided in Section 11.5), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.

      SECTION 13.11 NOTICE OF DEFAULT.

            Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify each Lender of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement), in accordance with the terms hereof. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

      SECTION 13.12 SUCCESSOR ADMINISTRATIVE AGENT.

            Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower, to appoint a successor Administrative Agent. Upon the acceptance of a successor's appointment as Administrative Agent hereunder and notice of such acceptance to the retiring Administrative Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, the retiring Administrative Agent's resignation shall become immediately effective and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between Borrower and such successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders (but without any obligation) appoint a successor Administrative Agent. From and following the expiration of such thirty (30) day period, Administrative Agent shall have the exclusive right, upon one (1) Business Days' notice to Borrower and Lenders, to make its resignation effective immediately. From and following the effectiveness of such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Administrative Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as Administrative Agent.

      SECTION 13.13 DISBURSEMENTS OF REVOLVING LOANS; PAYMENT AND SHARING OF
                    PAYMENT.

            (a) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

                  (i) Administrative Agent shall have the right, on behalf of Revolving Lenders (other than Non-Funding Revolving Lenders) to disburse funds to Borrower for all Revolving Loans requested or deemed requested by Borrower pursuant to the terms of this Agreement. Administrative Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Revolving Lender, other than any Non-Funding Revolving Lenders, will fund its Pro Rata Share of all Revolving Loans requested by Borrower. Each Revolving Lender (other than any Non-Funding Revolving Lender) shall reimburse Administrative Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Administrative Agent pursuant to the first sentence of this clause (i), or if Administrative Agent so requests, each Revolving Lender will remit to Administrative Agent its Pro Rata Share of any Revolving Loan before Administrative Agent disburses the same to Borrower. If Administrative Agent elects to require that each Revolving Lender make funds available to Administrative Agent, prior to a disbursement by Administrative Agent to Borrower, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender's Pro Rata Share of the Revolving Loan requested by Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Revolving Lender shall, subject to the provisions of Article 7, pay Administrative Agent on such date such Revolving Lender's Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified by Administrative Agent to Revolving Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share of any funds advanced by Administrative Agent pursuant to the first sentence of this clause
(i) within one (1) Business Day after Administrative Agent's demand, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Administrative Agent. Any repayment required by Borrower pursuant to this Section 13.13 shall be accompanied by accrued interest thereon from and including the date such amount is made available to Borrower to but excluding the date of payment at the rate of interest equal to the Base Rate plus the Base Rate Margin for each day in such period. Nothing in this Section
13.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (ii) On a Business Day of each week as selected from time to time by Administrative Agent, or more frequently (including daily), if Administrative Agent so elects (each such day being a "SETTLEMENT DATE"), Administrative Agent will advise each Revolving Lender by telephone, facsimile or e-mail of the amount of each such Revolving Lender's Pro Rata Share of the Revolving Loan balance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Revolving Lender's actually funded portion of the Revolving Loans to such Lender's required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the Revolving Lender from which such payment is due shall pay Administrative Agent, without setoff or discount, to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full amount necessary to make such adjustment. Any obligation arising pursuant to the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. In the event settlement shall not have occurred by the date and time specified in the second preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Base Rate plus the Base Rate Margin applicable to Revolving Loans.

                  (iii) On each Settlement Date, Administrative Agent shall advise each Revolving Lender by telephone, facsimile or e-mail of the amount of such Revolving Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Revolving Lenders with respect to each applicable Revolving Loan, to the extent of such Revolving Lender's credit exposure with respect thereto, and shall make payment to such Revolving Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Revolving Lender to Administrative Agent, as the same may be modified from time to time by written notice to Administrative Agent; provided, however, that, in the case such Revolving Lender is a Defaulted Lender, Administrative Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from Borrower.

                  (iv) The provisions of this Section 13.13(a) shall be deemed to be binding upon Administrative Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.

            (b) Reserved.

            (c) Return of Payments.

                  (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

                  (ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

            (d) Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any other Lender nor Administrative Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document.

            (e) Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Revolving Loan (other than pursuant to the terms of
Section 2.9) in excess of its pro rata share of payments entitled pursuant to the other provisions of this Section 13.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, without interest. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (e) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 11.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (e) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (e) to share in the benefits of any recovery on such secured claim.

            (f) Participations in Support Agreements and Lender Letters of
Credit.

                  (i) Concurrently with the issuance of each Supported Letter of Credit, Administrative Agent shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Revolving Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, Administrative Agent's Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrower's Reimbursement Obligations with respect thereto. Concurrently with the issuance of each Lender Letter of Credit, the LC Issuer in respect thereof shall be deemed to have sold and transferred to each Revolving Lender (other than any Non-Funding Revolving Lenders at the time of such issuance), and each such Revolving Lender shall be deemed irrevocably and immediately to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, such Lender Letter of Credit and Borrower's Reimbursement Obligations with respect thereto. Any purchase obligation arising pursuant to the immediately two preceding sentences shall be absolute and unconditional and shall not be affected by any circumstances whatsoever.

                  (ii) If either (x) Administrative Agent makes any payment or disbursement under any Support Agreement and/or (y) an LC Issuer makes any payment or disbursement under any

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Lender Letter of Credit, and (A) Borrower has not reimbursed Administrative
Agent or the applicable LC Issuer, as applicable, in full for such payment or disbursement in accordance with Section 2.5(c), or (B) any reimbursement received by Administrative Agent or any LC Issuer is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Revolving Lender (other than any Revolving Lender that was a Non-Funding Revolving Lender at the time of the issuance of such Supported Letter of Credit or Lender Letter of Credit) shall be irrevocably and unconditionally obligated to pay to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.5(c)). To the extent any such Revolving Lender shall not have made such amount available to Administrative Agent or the applicable LC Issuer, as applicable, by noon (Chicago time) on the Business Day on which such Lender receives notice from Administrative Agent or the applicable LC Issuer, as applicable, of such payment or disbursement, such Lender agrees to pay interest on such amount to Administrative Agent or the applicable LC Issuer, as applicable, forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender's receipt of such notice, and thereafter at the Base Rate plus the Base Rate Margin in respect of Revolving Loans. Any Revolving Lender's failure to make available to Administrative Agent or the applicable LC Issuer, as applicable, its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available such other Revolving Lender's Pro Rata Share of such payment, but no Revolving Lender shall be responsible for the failure of any other Lender to make available such other Lender's Pro Rata Share of any such payment or disbursement.

            (g) Reserved.

            (h) Overadvances. If Borrower requests that Revolving Lenders make, or permit to remain outstanding, Revolving Loans in an aggregate principal amount in excess of the then existing Borrowing Base minus the then existing Letter of Credit Liabilities, Required Lenders may in their discretion elect to cause all Revolving Lenders to make, or permit to remain outstanding, such excess Revolving Loans (such excess Revolving Loans being referred to as "OVERADVANCE REVOLVING LOANS"), provided, however, that such Lenders may not at any time cause all Revolving Lenders to make, or permit to remain outstanding,
(a) Revolving Loans in excess of the Revolving Loan Commitment minus the Letter of Credit Liabilities or (b) Overadvance Revolving Loans in excess of 5% of the Revolving Loan Commitment. If Overadvance Revolving Loans are made, or permitted to remain outstanding, pursuant to the preceding sentence, then (a) clause (ii) of the definition of Revolving Loan Limit shall be deemed increased by the amount of such permitted Overadvance Revolving Loans, but only for so long as Required Lenders allow such Overadvance Revolving Loans to be outstanding and
(b) all Revolving Lenders shall be bound to make, or permit to remain outstanding such Overadvance Revolving Loans based upon their Pro Rata Shares of the Revolving Loan Commitment in accordance with the terms of this Agreement.

      SECTION 13.14 RIGHT TO PERFORM, PRESERVE AND PROTECT.

            If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrower's expense. Administrative Agent is further authorized by Borrower and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by the Credit Parties, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations. Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this
Section 13.14. Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred

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by Administrative Agent pursuant to this Section 13.14, in accordance with the provisions of Section 13.6.

      SECTION 13.15 ADDITIONAL TITLED AGENTS.

            Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the "ADDITIONAL TITLED AGENTS"), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Revolving Loans and in the Revolving Loan Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

      SECTION 13.16 AMENDMENTS AND WAIVERS.

            (a) In addition to the required signatures under Section 14.5, no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:

                  (i) if any amendment, waiver or other modification would either increase a Lender's Revolving Loan Commitment Amount, by such Lender; and/or

                  (ii) if the rights or duties of Administrative Agent and/or LC Issuer are affected thereby, by Administrative Agent and/or LC Issuer, as the case may be;

provided that, in each of (i) and (ii) above, no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (i) reduce the principal of, rate of interest on or any fees with respect to any Revolving Loan or Reimbursement Obligation or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Revolving Loan or Reimbursement Obligation; (ii) postpone the date fixed for, or waive, any payment of principal of any Revolving Loan, or of any Reimbursement Obligation or of interest on any Revolving Loan or any Reimbursement Obligation (other than default interest) or any fees provided for hereunder (other than late charges) or for any termination of any commitment; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (iv) release any Property or all or substantially all of the other Collateral, authorize any Credit Party to sell or otherwise dispose of any Property or all or substantially all of the other Collateral or release any Guarantor of all or any portion of the Obligations of its Guarantee obligations with respect thereto, except, in each case with respect to this clause (iv), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder or thereunder); (v) amend, waive or otherwise modify this Section 13.16(a) or the definitions of the terms used in this Section 13.16(a) insofar as the definitions affect the substance of this Section 13.16(a); or (vi) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Credit Party of its payment obligations under any Financing Document, except, in each case with respect to this clause (vi), pursuant to a merger or consolidation permitted pursuant to this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (iii), (iv), (v) and (vi) of the preceding sentence.

            (b) Without limitation of the provisions of the preceding clause
(a), no amendment, waiver or other modification to this Agreement shall, unless signed by Required Lenders, (i) increase any of the advance rates set forth in the Borrowing Base Certificate, (ii) make less restrictive the calculation of the Borrowing Base; (iii) amend, waive or otherwise modify Section 2.2(a) or the definitions of the terms used in Section 2.2(a) insofar as the definitions affect the substance of such Section; (iv) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Required Lenders to take any action hereunder or (v) amend, waive or otherwise modify this Section 13.16(b) or the definitions of the terms used in this
Section 13.16(b) insofar as the definitions affect the substance of this Section 13.16(b).

      SECTION 13.17 ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender's Revolving Loans and interest in the Revolving Loan Commitment, together with all related obligations of such Lender hereunder. Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a "Trade Date" is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $2,500,000 or, if less, the assignor's entire interests in the Revolving Loan Commitment and outstanding Revolving Loans; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500; provided, however, only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

            (b) From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 14.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee's percentage interest in the Revolving Loan Commitment (and, as applicable, Notes in the principal amount of that portion of the Revolving Loan Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

            (c) Notwithstanding the foregoing provisions of this Section 13.17 or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (d) Notwithstanding the foregoing provisions of this Section 13.17 or any other provision of this Agreement, Administrative Agent has the right, but not the obligation, to effectuate assignments of Revolving Loans and Revolving Loan Commitments via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the "SETTLEMENT SERVICE"). At any time when Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 13.17. Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Revolving Loans and Revolving Loan Commitments pursuant to the Settlement Service. If so elected by each of Administrative Agent and Borrower, Administrative Agent's and Borrower's approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Revolving Loans and Revolving Loan Commitments shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.

            (e) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell to one or more Persons participating interests in its Revolving Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations hereunder shall remain unchanged for all purposes, (ii) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder, and (iii) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 13.16 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5.

            (f) Replacement of Lenders. Within thirty (30) days after: (i) receipt by Administrative Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.9, which demand shall not have been revoked, (ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8, (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender, or each Lender affected thereby, is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an "AFFECTED LENDER") each of Borrower and Administrative Agent may, at its option, notify such Affected Lender and, in the case of Borrower's election, Administrative Agent, of such Person's intention to obtain, at Borrower's expense, a replacement Lender ("REPLACEMENT LENDER") for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrower or Administrative Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Revolving Loans and Revolving Loan Commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 13.17(a); provided, however, that (x) Borrower shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under any of
Section 2.8 or Section 2.9, as applicable, of this Agreement through the date of such sale and assignment, and (y) Administrative Agent shall have received the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 13.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 13.17(f) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 13.17(f), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Administrative Agent, the Replacement Lender and, to the extent required pursuant to Section 13.17(a), Borrower, shall be effective for purposes of this Section 13.17(f) and Section 13.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a "Lender" for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 14.1

      SECTION 13.18 DEFINITIONS.

            As used in this Article 13, the following terms have the following meanings:

            "ADDITIONAL TITLED AGENTS" has the meaning set forth in Section
13.15.

            "AFFECTED LENDER" has the meaning set forth in Section 13.17(f).

            "APPROVED FUND" means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

            "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Revolving Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Document.

            "ELIGIBLE ASSIGNEE" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrower (such approval of Borrower not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by Borrower within three (3) Business Days of request therefor); provided, however, that notwithstanding the foregoing, (x) "Eligible Assignee" shall not include any Credit Party or any of a Credit Party's Affiliates or Subsidiaries, and (y) no proposed assignee intending to assume all or any portion of the Revolving Loan Commitment shall be an Eligible Assignee unless such proposed assignee either already holds a portion of the Revolving Loan Commitment, or has been approved as an Eligible Assignee by Administrative Agent.

            "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

            "OVERADVANCE REVOLVING LOANS" has the meaning set forth in Section 13.13(h).

            "PARTICIPANT" has the meaning set forth in Section 13.17(e).

            "REPLACEMENT LENDER" has the meaning set forth in Section 13.17(f).

            "SETTLEMENT DATE" has the meaning set forth in Section 13.13(a)(ii).

            "SETTLEMENT SERVICE" has the meaning set forth in Section 13.17(d).

                                   ARTICLE 14
                                  MISCELLANEOUS

      SECTION 14.1 SURVIVAL.

            All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Sections 2.8 and 2.9 and Articles 9, 10 and 11 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement.

      SECTION 14.2 NO WAIVERS.

            No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the "continuing" nature of any Event of Default shall not be construed as establishing or otherwise indicating that Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

      SECTION 14.3 NOTICES.

            (a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 14.3(b). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section.

            (b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Administrative Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified Administrative Agent that it is incapable of receiving notices by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

            (c) Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

      SECTION 14.4 SEVERABILITY.

            In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      SECTION 14.5 AMENDMENTS AND WAIVERS.

            No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrower, the Required Lenders and any other Lender to the extent required under Section 13.16.

      SECTION 14.6 ASSIGNMENTS; PARTICIPATIONS.

            (a) Assignments by Lenders.

                  (i) The rights of each Lender to assign or grant participations in all or any portion of such Lender's Revolving Loans and interest in the Revolving Loan Commitment shall be governed by Article 13.

                  (ii) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Revolving Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.

            (b) Credit Party Assignments. Except as otherwise expressly provided in this Agreement, no Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations under any other Financing Document without the prior written consent of Administrative Agent and each Lender.

      SECTION 14.7 HEADINGS.

            Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

      SECTION 14.8 CONFIDENTIALITY.

            Administrative Agent and each Lender shall hold all non-public information regarding the Credit Parties and their respective businesses identified as such by the Credit Parties and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person's customary procedures for handling information of such nature, except that disclosure of such information may be made (a) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (b) prospective transferees or purchasers of any interest in the Revolving Loans, provided, however, that any such Persons shall have agreed to be bound by the provisions of this Section 14.8, (c) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (d) as may be required in connection with the examination, audit or similar investigation of such Person, and (e) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, "Securitization" shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in party, by the Revolving Loans. Confidential information shall include only such information identified as such at the time provided to Administrative Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided, however, Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section 14.8 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.

      SECTION 14.9 WAIVER OF CONSEQUENTIAL AND OTHER DAMAGES.

            To the fullest extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

      SECTION 14.10 GOVERNING LAW; SUBMISSION TO JURISDICTION.

            THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES EXCEPT AS PROVIDED IN ANY SECURITY DOCUMENT. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN
(10) DAYS AFTER THE SAME HAS BEEN POSTED.

      SECTION 14.11 WAIVER OF JURY TRIAL.

            EACH OF BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

      SECTION 14.12 PUBLICATION; ADVERTISEMENT.

            (a) Publication. Borrower shall not, and shall cause each other Credit Party not to, directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of

Merrill Lynch or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give Administrative Agent prior written notice of such publication or other disclosure, or (ii) with Merrill Lynch's prior written consent.

            (b) Advertisement. Each Lender and Borrower hereby authorizes Merrill Lynch to publish the name of such Lender and each Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any "tombstone", comparable advertisement or press release which Merrill Lynch elects to submit for publication. In addition, each Lender and Borrower agrees that Merrill Lynch may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, Merrill Lynch shall provide Borrower with an opportunity to review and confer with Merrill Lynch regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, Merrill Lynch may, from time to time, publish such information in any media form desired by Merrill Lynch, until such time that Borrower shall have requested Merrill Lynch cease any such further publication.

      SECTION 14.13 COUNTERPARTS; INTEGRATION.

            This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

      SECTION 14.14 NO STRICT CONSTRUCTION.

            The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      SECTION 14.15 LENDER APPROVALS.

            Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Administrative Agent and Lenders in their sole and absolute discretion and credit judgment.

      SECTION 14.16 WAIVERS.

            BORROWER WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON BORROWER ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT.

      SECTION 14.17 RELEASE OF ADMINISTRATIVE AGENT AND LENDERS.

            Borrower, voluntarily, knowingly, unconditionally, and irrevocably, with specific and express intent, for and on behalf of itself and its agents, attorneys, heirs, successors, and assigns (collectively the "RELEASING PARTIES") does hereby fully and completely release, acquit and forever discharge each Indemnitee, and any other person, firm, business, corporation, insurer, or association which may be responsible or liable for the acts or omissions of any Indemnitee, or who may be liable for the injury or damage resulting therefrom (collectively the "RELEASED PARTIES"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly); provided, that the foregoing release shall not apply to any such actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses or demands the Releasing Parties have against any Lender as a result of such Lender's failure to fund its Pro Rata Share of any Revolving Loan that such Lender was obligated to fund pursuant to this Agreement. The foregoing release shall be deemed renewed and reaffirmed as of the date of each advance of proceeds under any Revolving Loans and each other accommodation made or granted to Borrower by any Released Party under any Financing Document. Borrower acknowledges that the foregoing release is a material inducement to Administrative Agent's and each Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Administrative Agent and each Lender in agreeing to extend the credit herein contemplated and in making each advance or other accommodation hereunder.

      SECTION 14.18 KNOWLEDGE.

            Whenever a statement in this Agreement or in any other Financing Document is qualified by "to the best of Borrower's [or another Credit Party's] knowledge" or a similar phrase, it is intended to indicate that none of Edward
K. Aldag, Jr., Emmett E. McLean, R. Steven Hamner nor any other principal officer of Borrower or such Credit Party has any current actual knowledge of the inaccuracy of any such statement, after such investigation as deemed reasonably appropriate by such person, to determine the accuracy of any such statement.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   BORROWER:

                                   MPT OPERATING PARTNERSHIP, L.P.

                                   By: R. Steven Hamner
                                       Name: R. Steven Hamner
                                       Title: EVP and CFO

                                   Address:

                                   c/o Medical Properties Trust, Inc.
                                   1000 Urban Center Drive, Suite 501
                                   Birmingham, AL  35242
                                   Attn: Michael G. Stewart
                                   Phone: (205) 969-3755
                                   Facsimile: (205) 969-3756

                                   Borrower's Account Designation:

                                   Colonial Bank, National Association
                                   ABA No.: 062-001-319
                                   Account No.: 36390287
                                   Account Name: MPT Operating Partnership, L.P.

SIGNATURE PAGE TO CREDIT AGREEMENT   S-1

                                 ADMINISTRATIVE AGENT:

                                 MERRILL LYNCH CAPITAL, A DIVISION OF
                                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as Administrative Agent and a Lender

                                 By: Garrett W. Fletcher
                                     Name: Garrett W. Fletcher
                                     Title: VP

                                 Address:

                                     222 N. LaSalle Street, 16th Floor
                                     Chicago, Illinois 60601
                                     Attn: Account Manager for MLC-HCF Medical
                                     Properties Trust, Inc. transaction
                                     Facsimile: 1-866-264-3051
                                     E-Mail: MLC_RE1@ml.com

                                     With copies to:

                                     Merrill Lynch Capital
                                     222 N. LaSalle Street, 16th Floor
                                     Chicago, Illinois 60601
                                     Attn: Group Senior Transaction Attorney,
                                     Healthcare Finance
                                     Facsimile Number: (312) 499-3245

                                     Merrill Lynch Capital
                                     7700 Wisconsin Ave., Suite 400
                                     Bethesda, Maryland 20814
                                     Attn: Group Senior Transaction Attorney,
                                     Healthcare Finance
                                     Facsimile Number: (866) 341-9053

                                     And with an additional copy to:
                                     Blank Rome LLP
                                     405 Lexington Avenue
                                     New York, New York 10174
                                     Attn:  Scott R. Smith
                                     Facsimile:  (917) 332-3711
                                     E-Mail: ssmith@blankrome.com

                                     Payment Account Designation:

                                     LaSalle Bank
                                     200 West Monroe
                                     Chicago, IL  60606
                                     ABA #:  071000505
                                     Account Name:  MLBFS Healthcare  Finance
                                     Account #: 5800395088
                                     Attention:  Medical Properties Trust, Inc.

                                     LENDERS:

                                     MERRILL LYNCH CAPITAL, A DIVISION OF
                                     MERRILL LYNCH BUSINESS FINANCIAL SERVICES
                                     INC., AS LENDER

                                 By: /s/ Garrett W. Fletcher
                                     Name: Garrett W. Fletcher
                                     Title: VP

                                     Address:

                                     222 N. LaSalle Street, 16th Floor
                                     Chicago, Illinois 60601
                                     Attn:  Account Manager for MLC-HCF Medical
                                     Properties Trust, Inc. transaction
                                     Facsimile: 1-866-264-3051
                                     E-Mail: MLC_HCF_RE1@ml.com

                                 With copies to:

                                     Merrill Lynch Capital
                                     222 N. LaSalle Street, 16th Floor
                                     Chicago, Illinois 60601
                                     Attn: Group Senior Transaction Attorney,
                                     Healthcare Finance
                                     Facsimile Number: (312) 499-3245

                                     Merrill Lynch Capital
                                     7700 Wisconsin Ave., Suite 400
                                     Bethesda, Maryland 20814
                                     Attn: Group Senior Transaction Attorney,
                                     Healthcare Finance
                                     Facsimile Number:  (866) 341-9053

[MERRILL LYNCH LOGO]

                 ANNEX A TO CREDIT AGREEMENT (COMMITMENT ANNEX)

                                                             REVOLVING LOAN
      LENDER           REVOLVING LOAN COMMITMENT AMOUNT   COMMITMENT PERCENTAGE
---------------------  --------------------------------  -----------------------
Merrill Lynch Capital           $100,000,000                     100%